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                                                                      Exhibit 4
                             PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT made this 14th day of August, 1996, by and between QUANTUM CHEMICAL CORPORATION, a Virginia corporation having its principal offices at 11500 Northlake Drive, Cincinnati, Ohio 45249 ("Quantum"), and FIX-CORP INTERNATIONAL, INC., an Ohio Corporation, having its principal offices at 27040 Cedar Road, Suite 218, Cleveland, OH 44122 ("Buyer");

                                     WITNESSETH:

            WHEREAS, Quantum owns and has operated facilities at Heath, Ohio, for the recycling of post consumer polyethylene and other plastic resins; and,

            WHEREAS, Quantum desires to sell such facilities and portions of its post-consumer recycling business associated therewith to Buyer; and

            WHEREAS, Buyer desires to purchase such facilities and portions of the post-consumer recycling from Quantum upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement, the parties hereto do hereby agree as follows:

     1. ASSETS TO BE ACQUIRED. Subject to the terms and conditions set forth in this Agreement, at Closing (as later defined) Quantum agrees to sell, convey, transfer, assign and deliver to Buyer and Buyer agrees to purchase and accept, as hereinafter provided, the following assets, rights and property (i) constituting Quantum's Resource Recovery plant at Heath. Ohio and (ii) relating to portions of Quantum's post-consumer plastic recycling business (collectively referred to as the "Assets").

     1.01. A parcel of land and all buildings and improvements upon it (the "Premises") as described more full described in Schedule 1.01A, subject to the reservations, easements, and


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exceptions set forth in Schedule 1.01B and the existing or potential claims, litigation, suits, charges, actions, governmental investigations or other proceedings set forth in Schedule 5.08.

     1.02. Personal property consisting of two parallel plastics recycling lines (known as Line 7 and Line 8) composed of three primary processing areas (dry processing, wet processing and finishing); bulk blending; truck scale; office and shipping facilities; and other machinery and equipment. A listing of the machinery and equipment for Line 7 and Line 8, plant support and obsolete machinery and equipment to be sold and purchased is set forth in Schedule 1.02A. Those assets attributable to that portion of Quantum's post consumer plastics recycling business which is to be acquired by Buyer are set forth in Schedule 1.02B. Notwithstanding those items set forth on Schedule 1.02A, it is the intention of the parties that all personal property, fixtures, equipment and improvements located in the facility as of August 12, 1996 shall be included in the personal property being sold to Buyer as set forth in Schedule 1.02A and 1.02B.

     1.03.  Buyer shall not purchase or acquire from Quantum pursuant to this
Agreement:

     (a) Quantum's accounts receivable or notes receivable attributable to Quantum's post-consumer plastics recycling business;

     (b)    Any of Quantum's covered hopper rail cars and vehicles not listed in
            Schedule 1.02A;

     (c) Any trade name of Quantum or any right to use any trade name of Quantum;

     (d) Any trademarks of Quantum or any right to use any trademarks of Quantum;

     (e) Any portion of Quantum's post consumer plastics recycling business not set forth in Schedule 1.02B;

     (C) Any finished goods inventories not located upon the Premises at Closing;

     (g) Any office equipment (including, but not limited to, personal computers, Telephones and copy machines) located upon the Premises at Closing and covered under master leases held by Quantum or owned by Quantum which is not listed in Schedule 1.02A; and,


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     (h)    Any records or documents related to the operation of the Assets which are not located on the Premises at Closing.

     2. PURCHASE PRICE. Buyer shall pay to Quantum for the Assets a total purchase price of THREE MILLION FOUR HUNDRED THOUSAND DOLLARS ($3,400,000.00) (the "Purchase Price").

     2.01. The parties have agreed to allocate the purchase price among the Assets on the basis set forth in Schedule 2.01.

     2.02.  The Purchase Price shall be paid as follows:

     (a) TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) to be paid upon the signing of this Agreement and to be held and administered in accordance with the terms and conditions of this Agreement;

     (b) THREE MILLION ONE HUNDRED FIFTY THOUSAND DOLLARS ($3,150,000.00) to be paid at Closing;

     2.03. The payment specified in Sections 2.02(a) shall be allocated as follows:

     (a) FIFTY THOUSAND DOLLARS ($50,000.00) shall be deemed to be a non-refundable deposit, subject only to Section 2.03(c), required by Quantum in order to remove sale of the facility from the market pending the Closing of this transaction.

     (b) TWO HUNDRED THOUSAND DOLLARS ($200,000.00) to be held in trust by Quantum's attorney subject to release of Buyer's contingencies.

     (c) In addition to the other terms and conditions set forth in this agreement, the deposits referred to Section 2.03(a) and (b) above shall be refunded to Buyer if Quantum fails to perform any of the terms or provisions of this agreement and/or any representation of Quantum as set forth in this agreement is not true or accurate.

     3.     CLOSING.

     3.01. The consummation of the sale and acquisition of the Assets pursuant to this Agreement ("Closing") shall take place at the offices of Quantum at 11500 Northlake Drive, Cincinnati, Ohio, during normal banking hours, Eastern Standard Time, at a mutually convenient


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

and agreeable date and as soon as practical after Buyer has been satisfied with respect to or has waived the due diligence contingencies set forth in Section 9.04, but in no event later than sixty-six (66) days after the execution of this Agreement. In the event the transaction does not close within said sixty-six
(66) day period, subject to the conditions precedent set forth in this Agreement, this Agreement shall terminate in accordance with Section 11.03 or any other provision dealing with termination based up failure to release contingencies.

     3.02. At Closing Quantum will deliver to Buyer a general warranty deed in the form of Exhibit A to this Agreement for the Plant, a bill of sale in the form of Exhibit B to this Agreement for the remainder of the Assets and such other documents as specified in Section 9 of this Agreement or as mutually agreed by the parties or as reasonably required by Buyer.

     3.03. At Closing Buyer will deliver to Quantum all documents to be delivered by Buyer to Quantum pursuant to Article 10 of this Agreement.

     3.04. All documents to be delivered at Closing by either party to the other shall have been reviewed and approved by the parties and their respective legal counsel prior to Closing and as a condition precedent to Closing, subject to the sixty-six day limit for Closing in Section 3.01.

     4.     TAXES. ASSESSMENTS. UTILITIES. TRANSFER TAXES AND FEES

     4.01. Real estate and personal property taxes ("Tax" or "Taxes") imposed upon the Assets for tax year 1995 have been or will be paid by Quantum. Quantum shall give to Buyer at Closing a credit to the Purchase Price sufficient for that portion of the 1996 Taxes representing Quantum's proportionate ownership of the Plant during tax year 1996.

     4.02. Any other similar ad valorem tax, tax or any special assessment imposed on the real or personal property of the Plant shall be prorated between Quantum and Buyer on the basis of the portion of the assessment period falling before and after Closing, respectively.


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     4.03.  The parties shall make all reasonable efforts to change the billing for water, electricity, sewer, telephone and other utilities from Quantum to Buyer as of the date of Closing. All charges for water, electricity, sewage, telephone and other utilities for the billing period encompassing Closing shall be prorated between Buyer and Quantum as of Closing.

     4.04. Any payments by either party to the other pursuant to Sections 4.02 and 4.03, or the prorations therein prescribed, shall be made within ten (10) business days after receipt of invoices from the payee.

     4.05. Buyer will pay or reimburse Quantum for all taxes, fees or other charges payable to any federal, state or local governmental entity, except taxes on or measured by the net income of either party or taxes imposed upon Quantum as a result of any gain on this transaction, as a result of the sale or transfer of the assets and business pursuant to this Agreement or any documents executed, filed or recorded in connection with this Agreement.

     5.     REPRESENTATIONS AND WARRANTIES OF QUANTUM

     Quantum represents and warrants as follows:

     5.01. Quantum is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and is qualified and in good standing as a foreign corporation in the State of Ohio.

     5.02. Quantum has full corporate power and authority to make and perform this Agreement and to transfer and vest in Buyer title to all of the Assets.

     5.03. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by Quantum have been or will have been, prior to Closing, duly authorized by all requisite corporate action.


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     5.04.  The execution of this Agreement by Quantum and the performance of its obligations under this Agreement will not violate any contract, mortgage, indenture or similar agreement or restriction to which Quantum is a party or constitute a default under any collective bargaining agreement or other agreement to which Quantum is a party and which pertains to the Plant.

     5.05. Quantum has and will convey to Buyer fee simple title to all of the real estate and appurtenances set forth in Schedule 1.01 A free and clear of all liens, encumbrances or other charges, except as disclosed in Schedule 1.01B with possession of the Premises and Assets to take place immediately after Closing.

     5.06. Quantum is the sole and exclusive title owner of all the personal and other tangible property to be transferred to Buyer as set forth in Schedule 1.02A and Schedule 1.02B. Quantum shall transfer such assets to Buyer in the same condition they were in on June 5, 1996, ordinary wear and tear excepted, free and clear of all liens, encumbrances and/or claims by any other person or entity except those listed on Schedule 5.08.

     5.07. Quantum's facility is in compliance in all material respects with all laws, regulations, ordinances, decrees and orders relating to health and environmental controls, including but not limited to sprinkler system and pollution control equipment relating to health and environmental controls.

     5.08. Except with respect to the matters listed in Schedule 5.08 or to which Quantum has given or shall give notice to Buyer in writing, there are (a) no litigation, suits, charges, actions, findings, governmental investigations, reports or orders or other proceedings of any kind or nature threatened or pending against Quantum which would materially effect Quantum's right to convey the real and personal property required by this Agreement. (Such governmental


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investigations and reports as referred to above shall include the Department of
Labor, OSHA and any EPA agency; the plant, facility and assets are not subject to any contract or agreement with any labor union, organization or collective bargaining agreement which would be subject to of materially effect transfer of the assets as contemplated by this agreement; that none of the restrictions and matters set forth in Schedule 1.01B, materially affect the use and operation of the facility and assets), and (b) no administrative or judicial proceedings arising under any federal, state or local law or provision relating to the regulation of the discharge of materials into the environment or otherwise relating to the protection of health and environment, whether initiated by a third party or by Quantum, pending or, to the knowledge, information and belief of Quantum, threatened against or relating to or involving the Premises or Assets or the business to be sold to Buyer pursuant to this Agreement, or the transaction contemplated by this Agreement.

     5.09 EXCEPT AS OTHERWISE PROVIDED HEREIN, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES THAT APPLY TO THE TRANSACTIONS CONTEMPLATED HEREIN AND QUANTUM SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY AND ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

     5.10 That the plant, facility and assets are not subject to any contract or agreement with any labor union, organization or collective bargaining agreement.


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

     5.11 That the plant, facility and assets are not subject to any employee or employment contracts, employment benefit or retirement programs of any kind or nature as such relate to this Agreement.

     5.11A That Quantum's Resource Recovery plant located at Heath, Ohio when shut down in October, 1995 was fully operational and would produce the goods and/or products for which it was intended and which it has in the past produced and sold and no modifications or changes to the equipment, plant and facility have been made since October, 1995 which, to the best of Quantum's knowledge, would prevent the facility from starting up and becoming operational. Further that operation of the facility in its current condition which is consistent with its operation in October, 1995 will not violate any Environmental statute, regulation or order. Any previous additions or modifications to the plant and facility by 3DM are not being warranted by Quantum as to their environmental qualifications or acceptability.

     5.12 All inventories, buildings, and fixed assets owned or leased by Quantum located at the facility in Heath, Ohio are and will be adequately insured against fire to the closing date and valid policies therefore are and will be outstanding and duly in force and the premiums will be paid prior to the closing date.

     5.13   That Quantum will make available after Closing for a period of one
(1) year as time permits and with reasonable notice from Buyer, personnel to consult with Buyer and to assist Buyer in re-starting the plant and equipment to the extent that Quantum employs such personnel. Quantum will also make available to Buyer any and all records, manuals, permits, drawings, blueprints, specifications, etc. which deal with equipment specifications and operation, overall operation of the facility and building layout, design and construction. During the period of time from the Closing until 90 days thereafter, Buyer will not be charged by Quantum for any expenses


                                          8
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incurred by Quantum in sending its personnel to the facility to assist and consult with the Buyer. Thereafter, Buyer will be responsible for paying Quantum for expenses incurred by Quantum's personnel in travel to and from the facility.

     6.     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants as follows:

     6.01. Buyer is a corporation duly organized and validly existing under the laws of the State of Ohio and is in good standing therewith.

     6.02 Buyer has full corporate power and authority to make and perform this Agreement and to acquire title to the Assets Buyer is purchasing under this Agreement.

     6.03. The execution, delivery and performance of this Agreement and the documents contemplated by this Agreement due from Buyer at Closing have been or will have been, prior to Closing, duly authorized by all requisite corporate action.

     6.04. Buyer will complete its due diligence (including, but not limited to, physical inspection of the Premises, the personal property and machinery and equipment) prior to Closing based upon the fact that Buyer is not fully aware of the condition of the Premises and machinery and equipment, and does not have sufficient knowledge and awareness of any potential claims which it may need to assume or resolve.

     7.     SURVIVAL OF REPRESENTATIONS

     The representations and warranties of Quantum and Buyer contained in this Agreement shall survive Closing in accordance with the applicable statutes of limitations.

     8.     COVENANTS AND AGREEMENTS

     8.01. Except as provided elsewhere in this Agreement, Buyer shall assume no liabilities of Quantum including, without limiting the foregoing, any accounts payable relating to the


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Premises, the Assets and the portions of the business to be acquired or any liability of Quantum arising from acts or events occurring prior to Closing.

     8.02. Except as provided elsewhere in this Agreement, Quantum agrees to defend, indemnify and hold harmless Buyer, its officers, directors and employees against and in respect of any and all claims, losses, costs, expenses, obligations and liabilities (including without limiting the foregoing, and subject to the provisions of Section 8.05, below, costs and expenses of litigation and reasonable attorneys' fees) to the extent they arise or result from or relate to (i) any breach by Quantum of any of its representations, warranties, guarantees, agreements, commitments or covenants in this Agreement,
(ii) the operations at or upon the Premises and Quantum's plastics recycling business prior to Closing which shall include, but not be limited to, any liability arising out of or associated with any product, goods or processes sold, delivered or distributed by Quantum, or (iii) any obligation, debt or liability which Quantum shall have agreed to pay, perform or discharge pursuant to this Agreement and/or any undisclosed debt, liability or obligation which occurred, arose or accrued prior to Closing. This Section 8.02 shall not apply to nor include any and all claims, losses, costs, expenses, obligations and liabilities related to environmental damage, contamination, pollution, toxic or hazardous chemicals which claims, losses, costs, expenses, obligations and liabilities are the subject matter of a separate environmental indemnification agreement between the parties in the form of Exhibit C to this Agreement.

     8.03. Buyer agrees to and does hereby indemnify, defend and hold Quantum, its officers, directors and employees harmless against and in respect of any and all claims, losses, costs, expenses, obligations and liabilities (including without limiting the foregoing, and subject to the provisions of Section 8.05 hereof, costs and expenses of litigation and reasonable attorneys' fees)


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to the extent they arise or result from or relate to (i) any breach by Buyer of any of its representations, warranties, guarantees, commitments or covenants in this Agreement, (ii) the operations at or upon the Premises and Buyer's plastics recycling business on and after Closing to the extent unrelated to the items set forth in Section 8.02(iii) above, or (iii) any obligation, debt or liability which Buyer shall have agreed to pay, perform or discharge pursuant to this Agreement. This Section 8.02 shall not apply to nor include any and all claims, losses, costs, expenses, obligations and liabilities related to environmental damage, contamination, pollution, toxic or hazardous chemicals which claims, losses, costs, expenses, obligations and liabilities are the subject matter of a separate environmental indemnification agreement between the parties in the form of Exhibit C to this Agreement.

     8.04. The indemnification provided for in Sections 8.02 and 8.03 shall include any and all claims of liability of any type or nature against the Indemnitee (as this term is defined in Section 8.05, below), except for claims of gross negligence or willful misconduct against the Indemnitee.

     8.05. With respect to any claim for which indemnification is sought pursuant to this Agreement, the party seeking indemnification ("Indemnitee") shall promptly after knowledge of such claim, notify in writing the party from whom indemnification is sought or is owed ("Indemnitor"), in as much detail as is feasible, of the existence and nature of the claim. At its sole cost and expense, and with counsel of its choosing, Indemnitor shall defend against any claim of a third party and shall pay any resulting settlements, judgments or decrees. Indemnitee must have taken reasonable steps to mitigate any damages resulting from any such third party claim. In its notice to the Indemnitor, Indemnitee must grant to Indemnitor the full power, authority and right on Indemnitee's behalf to control the defense or settlement of any such claim, so long as


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Indemnitor diligently prosecutes the defense of the claim or suit. Indemnitor shall keep Indemnitee informed at all times as to the status of the claim, and Indemnitee may, at its own election and expense, participate in the defense of any such claim. Should the Indemnitor, after the Indemnitee has fulfilled its obligations under this Section, fail to defend or to prosecute diligently the defense of any claim of a third party, the Indemnitee, without waiving any rights against the Indemnitor, may defend or settle any such claim and shall be entitled to recover from the Indemnitor the amount of any settlement or judgment or decree and all costs and expenses, including, without limitation, reasonable attorneys' fees. Each of the parties to this Agreement shall extend reasonable cooperation to the other parties in connection with such defense or settlement. The right of the Indemnitor to defend against any such claim shall be limited by the right of an insurance company to defend against the claim if the claim involves an insured risk.

     8.06. After Closing Quantum shall give Buyer, its counsel, accountants, engineers and other representatives access to the Assets' operational records, including customer lists, which had been stored and/or were available prior to Closing either at the adjacent compounding plant or off site of the Plant. Access to such records shall be granted at reasonable times during the regular daytime work hours of the facility or facilities in which the records and documents are stored. Representatives of Buyer inspecting these records and documents must upon request of Quantum execute confidentiality agreements and must comply with the safety and security regulations of the facility in which such inspections are made. Quantum shall have the right to have representatives present at all times during such inspections. Buyer shall have the right to make copies of such records and documents and shall reimburse Quantum for its costs in making any such copies.


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     8.07.  Buyer recognizes that Quantum has shared operations and operating systems between the Premises and the adjacent compounding plant. Buyer will grant access to the Premises to Quantum, its employees, agents and contractors for the purpose of utilizing, repairing, replacing, maintaining or disconnecting shared operations and operating systems for which Quantum shall be financially responsible. With respect to the shared operations or operating systems, Quantum and Buyer agree that:

     (a) Within twelve (12) months after Closing, Quantum shall disconnect its adjacent compounding plant from the Premises' fire pump system at Quantum's sole expense;

     (b) Buyer shall grant to Quantum an easement, in the form of Exhibit D to this Agreement, for the purpose of ingress and egress to and utilization of the truck scale and the rail car unloading area;

     (c) Quantum will maintain and repair the unloading ramps for the rail car unloading area within the easement granted to it by Buyer at its sole expense; and

     (d) Buyer will maintain and repair the truck scale upon the Premises so as to keep its operation in accordance with the standards of the State of Ohio for certified scales at its sole expense.

     8.08. Quantum shall lease to Buyer, in the form of Exhibit E to this Agreement, sufficient linear footage for three (3) rail car spots on the railroad spur located upon the premise of Quantum's adjacent compounding plant.

     8.08A. This agreement is contingent upon Buyer's due diligence and approval of Sections 8.07 and 8.08 above prior to Closing. Should Buyer after completion of its due diligence find the provisions of Sections 8.07 and/or
8.08 to interfere with operation of the equipment, plant or facility or cause excessive expense, the parties shall first endeavor to negotiate a resolution thereof. If they cannot resolve their differences, then this agreement shall terminate,

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Buyers full deposit shall be returned and each of the parties shall be released from the terms and conditions of this agreement.

     8.09. Without Quantum's prior approval, Buyer shall not accept any return of products purchased by Quantum's post-consumer plastic resin customers from Quantum. In the event any customer attempts to return product or notifies Buyer that it intends to return product sold by Quantum, Buyer shall immediately notify Quantum and shall inform Quantum of any reasons stated by a customer for the return of product. Quantum shall then deal directly with the customer concerning such return of product and any credits or refund associated therewith and shall defend, save harmless and indemnify Buyer in regard to any matters associated therewith.

     8.10. Buyer shall not use "Quantum", "Quantum Chemical" or any other similar name for the Premises or the business operated at the Premises which might create the false or erroneous appearance or impression that the Premises is owned or operated by Quantum after the Closing without specific written consent from Quantum, although Buyer shall be entitled to retain as its own and use the telephone number(s) which Quantum used during its ownership of the facility.

     8.11. Quantum agrees to immediately cease any further attempts to market, sell or dispose of the Assets and/or Premises to, and to solicit offers for the purchase or transfer of the Assets and/or Premises from, any prospective third party purchasers or transferee unless or until this Agreement is terminated.

     8.12. For the period between the execution of this Agreement and Closing, Buyer shall have the right to limited, escorted access to the Premises in order to complete its due diligence and/or to show the Premises and machinery and equipment to lenders, investors and employees and to determine how to operate the facility and Buyer's obligation pursuant to this agreement is


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contingent upon completion of such due diligence to Buyer's satisfaction prior to Closing. In no event will Buyer be permitted to operate the machinery or equipment without Quantum's written consent and without a representative of Quantum present or to make improvements, modifications or repairs to the Premises or the machinery and equipment prior to Closing without Quantum's written consent. Buyer shall make prior arrangements with Quantum's designee for access to the Premises.

     9. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE. The obligation of Buyer to proceed with Closing are, at Buyer's option, subject to the satisfaction, waiver or release of the following conditions on or before Closing.

     9.01. All of the representations and warranties made by Quantum in this Agreement shall be true and correct as of the time of Closing.

     9.02. Quantum shall have delivered to Buyer an opinion of Quantum's counsel, dated as of Closing, to the effect that:

     (a) Quantum is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and is qualified and in good standing as a foreign corporation in the State of Ohio.

     (b) All proceedings required by law or by the provisions of this Agreement or by Quantum's certificate of incorporation or by-laws, or any other document binding upon Quantum, to be taken by Quantum in connection with the due consummation of the transactions contemplated by this Agreement have been duly and validly taken.

     (c) Quantum has complete and unrestricted power to sell, convey, transfer, assign and deliver to Buyer all of the assets to be sold by Quantum to Buyer under this Agreement.

     (d) The sale, conveyances, transfers, and deliveries under this Agreement to Buyer are not in contravention of any applicable federal, state or local law, or of any contract, indenture or other instrument or document to which Quantum is a party or is bound.


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

     9.03. The Assets and the intended use thereof are not or have not been adversely affected in a material way by a casualty or other event, whether insured or uninsured, between the date of this Agreement and Closing. If such a casualty or other event occurs, Buyer shall have the option: (i) proceed with Closing according to the terms of this Agreement, (ii) proceed with Closing except that the Purchase Price shall be reduced by the dollar amount of the cost of repair or replacement of the assets affected, providing the parties to this Agreement can agree on said dollar amount, or (iii) terminate this Agreement, in which event the parties shall have no further obligation under this Agreement and Buyer's entire deposit as set forth in Section 2.02(a) shall be immediately returned to Buyer. Buyer may elect course (ii) and then select course (i) or
(iii) in the event the parties are unable to agree on the cost of repair or replacement. For purposes of this Section 9.03 only, "adversely affected in a material way" shall mean an estimated cost of $250,000.00 or more.

     9.03A. Buyer makes a good faith effort to complete its financing of this transaction by obtaining a firm commitment from its lender or lenders within sixty-six (66) days after the date this Agreement is executed. If Buyer does not obtain a firm commitment for financing satisfactory to Buyer or if this financing contingency is not waived and/or released by Buyer in writing prior to Closing, then all but $50,000.00 of Buyer's deposit as described in Section 2.02(a) shall be promptly returned to Buyer and the parties shall each be released from further liability on this Agreement and Quantum shall be entitled to retain $50,000.00 of Buyer's deposit free and clear of any claim by Buyer.

     9.04 Buyer's obligation to Close this transaction is further contingent upon Buyer's completion of its due diligence within twenty one (21) days after execution of this Agreement by all parties and further that the results of the Buyer's due diligence is satisfactory to Buyer. Such


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due diligence shall include but not be limited to the following: (a) Buyer verifying and being satisfied that the assets being purchased are sufficient to currently startup and operate the facility and are of the quality represented;
(b) Buyer being satisfied that Quantum's shutting down of the shared operation as described in Section 8.05 and those matters described in Sections 8.07 and
8.08 above will not interfere with Buyer's operation of the facility or cause Buyer to incur additional expenses associated with the shut down and/or the operation of its facility thereafter; (c) Buyer being satisfied that the facility as shut down and when started up and operated after the Closing is in conformance with all Environmental laws, statutes, regulations and orders and has not been notified of any violation in regards thereto and all equipment located in the facility used to comply with Environmental laws, statutes, regulations and orders is operating and in good order and repair; (d) Buyer being satisfied that the plant and facility can be operated and will manufacture the products as represented by Quantum; (e) Buyer being satisfied that it will be able to obtain assistance from Quantum in putting the plant and facility back into operation; and (f) review of Quantum's financials relating to this transaction as described on Schedule 5.08A. This contingency must be released in writing by notice from the Buyer to Quantum within Twenty one (21) days after execution of this Agreement as provided above, otherwise should Buyer fail to release this contingency in writing, each of the parties' obligations pursuant to this Agreement shall terminate and each shall be released therefrom with Buyer's payment/deposit as described in Section 2.02(a) being returned to Buyer within five (5) days thereafter.

     10. CONDITIONS PRECEDENT TO QUANTUM'S OBLIGATION TO CLOSE. The obligation of Quantum to proceed with Closing are, at Quantum's option, subject to the satisfaction, waiver or release of the following conditions on or before Closing.


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

     10.01. Quantum have received the consideration to be paid at or before Closing by Buyer to Quantum pursuant to Sections 2.02(a) and 2.02(b).

     10.02. Buyer shall have delivered to Quantum an opinion of Buyer's counsel dated as of Closing, to the effect that:

     (a) Buyer is a corporation duly organized and validly existing under the laws of the State of Ohio and in good standing therewith.

     (b) All proceedings required by law or by the provisions of this Agreement or by Buyer's articles of organization or operating agreement, or any other document binding upon Buyer, to be taken by Buyer in connection with the due consummation of the transactions contemplated by this Agreement have been duly and validly taken.

     (c) Buyer has complete and unrestricted power to purchase and accept all of the assets sold by Quantum to Buyer under this Agreement and the specific power and authority to execute the promissory note and mortgage contemplated by this Agreement.

     (d) That the purchase and receipt of the Assets from Quantum are not in contravention of any applicable federal, state or local law, or of any contract, indenture or other instrument or document to which Buyer is a party or is bound.

     11.    MISCELLANEOUS.

     11.01. BROKER'S. Quantum and Buyer each represents to the other that it has not retained any broker or finder and that no fee, commission or other compensation is payable to any broker or finder in connection with the transactions contemplated by this Agreement as a result of each one's respective actions.

     11.02. PUBLICITY. Buyer agrees that it will make no public statements, press releases or announcements regarding this transaction until Closing. Should the Buyer breach this provision, then Quantum shall have the right, at its sole discretion, to retain the payment made pursuant to Section 2.02(a) and to terminate this Agreement without recourse by Buyer.

     11.03. SURVIVAL OF TERMS. In the event this Agreement is terminated by either party, Sections 8.02 (Quantum's Indemnification of Buyer), 8.03 (Buyer's Indemnification of Quantum), 8.04 (Exceptions to Indemnification), 8.05 (Claims for Indemnification) and 11.02 (Publicity) shall survive such termination and shall be effective in accordance with their respective terms.

     11.04. PARTIES. This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and assigns.

     11.05. ENTIRE AGREEMENT. This Agreement contains the full and complete agreement between the parties with respect to the sale by Quantum and purchase by Buyer of the assets which are the subject matter of this Agreement. This Agreement may only be modified or amended by written instrument signed by both parties.

     11.06. NOTICES. All notices, requests, demands and other communications either required or given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery in person to the officers named below or three (3) days after mailing by certified or registered mail, postage prepaid, return receipt requested to the following address:

     IF TO QUANTUM:                          IF TO BUYER:

     Quantum Chemical Company                Fix-Corp International, Inc.
     11500 Northlake Drive                   27040 Cedar Road, Suite 218
     Cincinnati, OH 45249                    Cleveland, OH 44122

     Attention:  President                   Attention:  President




or such other address or person as the parties may designate from time to time.

    11.07. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

    11.08. SCHEDULES AND EXHIBITS. All schedules and exhibits referred to in this Agreement are incorporated into and made a part of this Agreement.

    11.09. BULK SALES. Quantum and Buyer agree that the Uniform Commercial Code and other statutes relating to the bulk sale or transfer of property are not applicable to the transactions contemplated by this Agreement.

    11.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart of this Agreement to produce or account for any of the other counterparts.

    11.11. INVALIDITY. In the event any provision is held invalid or unenforceable, the Parties shall attempt to agree on a valid or enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the tenor of the Agreement and, on so agreeing, shall incorporate such substitute provision into this Agreement.

    11.12. EXPENSES. Except as the parties may otherwise agreed, the parties shall bear their respective fees, costs and expenses in connection with the transactions contemplated by this Agreement.

    11.13. WAIVER. No waiver by any party, whether express or implied, of any right under any provision of the Agreement shall constitute a waiver of such party's right at any other time or a waiver of such party's rights under any other provision of the Agreement unless it is made in writing and signed by the President or a Vice President of the party waiving the condition. No failure by any party to this Agreement to take any action with respect to any breach of the Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of the Agreement or to take action with respect to such breach or default or any subsequent breach or default by such other party.

    11.14. SECTION HEADINGS. The section and subsection headings in this Agreement are for convenience of reference only.

    11.15. LIQUIDATED DAMAGES. In the event Buyer fails to consummate the transaction for any reason other than the failure of the contingencies set forth in this Agreement, Quantum will be entitled to retain as liquidated damages, in lieu of any other damages, liabilities, cost or expenses incurred by Quantum and in complete satisfaction of the Buyer's liabilities to Quantum on account of such failure or action, Buyer's payment in the amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) pursuant to Section 2.02(a).

    11.16. TIME OF ESSENCE. The parties to this Agreement agree that time is of the essence in the performance of duties and obligations required of or pursuant to this Agreement.

    11.17. RELEASE; TERMINATION. Upon execution of this Agreement, Quantum hereby releases and discharges Buyer and Buyer's officers and directors from any claims, demands or liabilities associated with Case No. A-96-2928 pending in the Common Pleas Court of Hamilton County, Ohio. Furthermore, prior to the completion of Closing, in the event that any legal action is commenced against Buyer by any person or entity not a party to this transaction which has as a basis for the claim alleged therein Buyer's proposed purchase of Quantum's Heath, Ohio facility and/or any of the assets being set forth in this agreement, then Buyer shall have the option of terminating this agreement and receiving an immediate return of its payment/deposit made to Quantum as set forth in Section 2.02(a) above.

    IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed by their authorized representatives as of the day and year first set forth above.

QUANTUM CHEMICAL CORPORATION           FIX-CORP INTERNATIONAL, INC.

                              [Signatures -See Page 24]

By:                                    By:
   ----------------------------            -----------------------------

Attest:                                Attest:
        -----------------------                -------------------------

    IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to duly executed by their authorized representatives as of the day and year first set forth above.

QUANTUM CHEMICAL CORPORATION           FIX-CORP INTERNATIONAL, INC.


By:  /s/ Dale H. Spiess                By:  /s/ Mark Fixler, Pres/CEO
   ----------------------------            -----------------------------


Attest:                                Attest:
        -----------------------                -------------------------

                                   SCHEDULE 1.01A

                            DESCRIPTION OF REAL PROPERTY

A single parcel situated in the State of Ohio, County of Licking and City of Heath of 9.5 acres more or less being more fully bounded and described as follows:

     BEING IN T-1, R-12 OF THE UNITED STATES MILITARY LANDS, AND IN THE MID-OHIO INDUSTRIAL PARK, ADDITION NO. 3, AS RECORDED IN PLAT BOOK 13, PAGE 51, IN THE LICKING COUNTY DEED RECORDS, AND BEING MORE FULLY BOUNDED AND DESCRIBED AS FOLLOWS:
     BEING ALL OF RESERVE "A", LOT 40 AND THE FOLLOWING PORTION OF LOT 41; BEGINNING IN THE WESTERLY RIGHT OF WAY LINE OF JAMES PARKWAY, SAID POINT BEING THE SOUTHEAST CORNER OF SAID LOT 41;
     THENCE SOUTH 89 DEG. 25'37" WEST, ALONG THE SOUTH LINE OF LOT 41,
     662.49 FEET TO THE SOUTHWEST CORNER LOT 41;
     THENCE NORTH 0 DEG. 45 '14" WEST, ALONG THE EASTERLY LINE OF THE NEW YORK CENTRAL RAILWAY COMPANY, 243.50 FEET, TO A POINT;
     THENCE SOUTH 89 DEG. 25'37" EAST, PASSING THROUGH LOT 41, A DISTANCE OF 663.41 FEET TO A POINT;
     THENCE SOUTH 0 DEG. 31 '52" EAST, PASSING ALONG THE WESTERLY RIGHT OF WAY LINE OF JAMES PARKWAY, 243.50 FEET TO THE PLACE OF BEGINNING;
     THE ABOVE 10.00 ACRE SURVEY INCLUDES 0.79 ACRES IN RESERVE "A", 5.504 ACRES IN LOT 40 AND 3.706 ACRES IN LOT 41.
     SUBJECT TO ALL LEGAL HIGHWAYS, ALL LIMITATIONS OF ACCESS TO PUBLIC ROADS OR HIGHWAYS, LEASES AND RIGHTS OF WAY, ZONING REGULATIONS, EASEMENTS OF RECORD AND RESTRICTIVE COVENANTS.
     THE ABOVE DESCRIPTION WAS PREPARED AS THE RESULT OF A SURVEY BY WILLIAM B. HENDERSON, REGISTERED SURVEYOR NO. 5242, DATED JULY 6, 1989.
     BEING PART OF THE SAME REAL ESTATE CONVEYED BY HERBERT J. MURPHY, JR. AND PATRICIA A. MURPHY, HIS WIFE, TO MID-OHIO DEVELOPMENT CORPORATION BY DEED DATED DECEMBER 3, 1971, AND RECORDED IN VOLUME 681, PAGE 608, DEED RECORDS, LICKING COUNTY, OHIO.
     THIS PROPERTY IS SUBJECT TO THE RESTRICTIVE COVENANTS FOR MID-OHIO INDUSTRIAL PARK ADDITION NO. 3, FILED FOR RECORD WITH THE LICKING COUNTY RECORDER ON JULY 30, 1976, IN VOLUME 750, PAGE 363, DEED RECORDS, LICKING COUNTY, OHIO.

                                   SCHEDULE 1.01B

        DESCRIPTION OF RESERVATIONS, EASEMENTS, RESTRICTIONS AND EXCEPTIONS

                                  TO REAL PROPERTY


RESERVATIONS, EASEMENTS, RESTRICTIONS AND EXCEPTIONS OF RECORD

1. Mid-Ohio Industrial Park No. 3 is subject to those restrictive covenants filed for record on July 30, 1976 at 11:00 A.M., in Volume 750, page 363 of the Deed Records, Licking County, Ohio.

2. Mid-Ohio Development Corporation gave to Ohio Power Company an easement by instrument dated August 4, 1976, and recorded in Volume 751, page 462, Deed Records, Licking County, Ohio.

3. Herbert J. Murphy, Jr. and Patricia R. Murphy, his wife, gave to Ohio Power Company an easement by instrument dated January 22, 1969, and recorded in Volume 643, page 670, Deed Records, Licking County, Ohio.

4. Phillip S. Phillips and Ida L. Phillips gave to the State of Ohio an easement for highway purposes by instrument dated March 17, 1930, and recorded in Volume 1, page 159 of the Highway Easement Records in the Office of the Recorder of Licking County, Ohio.

5. Roscoe Hoskinson and Ida Hoskinson, his wife, gave to the Ohio Power Company an easement by instrument dated January 17, 1934, and recorded in Volume 307, page 278, Deed Records, Licking County, Ohio.

6. Margaret Cass, unmarried, gave to Columbus & Southern Ohio Electric Company an easement by instrument dated May 9, 1957, and recorded in Volume 495, page 376 of the Deed Records, Licking County, Ohio.

7. P.S. Phillips gave to Newark Heat & Light Co. an easement by instrument dated May 24, 1910 and recorded in Volume 57, page 297, Lease Records, Licking County, Ohio.

8. P.S. Phillips and Ida L. Phillips gave to The Hopewell Fuel & Gas Co. an easement by instrument dated June 7, 1930, and recorded in Volume 58, page 274, Lease Records, Licking County, Ohio.

9. P.S. Phillips and Ida L. Phillips gave to A.H. Heisey & Co. an easement by instrument dated July 22, 1930, and recorded in Volume 58, page 368, Lease Records, Licking County, Ohio.

10. There is an affidavit filed by Quantum Chemical Corporation stating that it is the direct successor to Northern Petrochemical Company, dated January 20, 1989, and recorded in Volume 254 page 26, Official Records, Licking County, Ohio.

11. Mid-Ohio Industrial Park Addition No. 3 is recorded in Plat Book 13, page 51, et seq. in the office of the Recorder of Licking County, Ohio. This property is subject to those restrictions, reservations and easements as shown on the plat of said subdivision. Said plat calls for minimum setback of 50 feet from James Parkway unless local regulations require a greater setback. Utilities are 10 feet in width along all rear and side lot lines. No septic tanks shall be used in the addition. All sanitary effluent shall be processed through sewage treatment plants meeting the approval of the Health Department.

12. Mid-Ohio Development Corporation gave to the City of Heath an easement for the construction, operation, maintenance, and repair of a water line by instrument dated October 13, 1989 and recorded in Volume 295, page 174, Official Records, Licking County, Ohio.

13. Mid-Ohio Development Corporation gave to the City of Heath an easement for the construction, operation, maintenance, and repair of a water line by instrument dated October 13, 1989 and recorded in Volume 295, page 180, Official Records, Licking County, Ohio.

14. Mechanics' Lien of Brezina Constructions Services dated June 10, 1996 and recorded as document number 66466 in volume unknown at pages 217 through 224, Official Records, Licking County, Ohio.

RESERVATIONS EASEMENTS. RESTRICTIONS AND EXCEPTIONS TO BE GIVEN

15. Fix-Corp International, Inc. to give to Quantum Chemical Corporation an easement for the purpose of loading, weighing and transferring products by and between motor and rail modes of transportation and for the maintenance and repair of railroad car loading and unloading ramps.

                                    3 of 3

                                    SCHEDULE 1.02A

                          PERSONAL PROPERTY SOLD TO BUYER

                                   SCHEDULE 1.02B

                         PERSONAL PROPERTY ASSOCIATED WITH

               THAT PORTION OF QUANTUM'S PLASTICS RECYCLING BUSINESS

                                   SOLD TO BUYER


o    Raw Material Supplier List (1994 & 1995)

o    Parts Suppliers and Service Vendors List (current)

o    Raw Materials Purchasing Records

o    Plant Operating Procedures

o    Quality Control Procedures

                                    SCHEDULE 5.08

             EXISTING OR POTENTIAL CLAIMS, LITIGATION, SUITS, CHARGES,

             ACTIONS, GOVERNMENTAL INVESTIGATIONS OR OTHER PROCEEDINGS


1. General Safe & Lock - potential claim for equipment ordered by 3DM LLC and delivered to the Premises

2. Vendor Unknown - potential claim for office furniture ordered by 3DM LLC and delivered to the Premises

3. Vendor Unknown - potential claim for granulators ordered by 3DM LLC and delivered to the Premises

4. Newark Business Equipment - potential claim for fax machine and copier ordered by 3DM LLC and delivered to the Premises

5. Vendor Unknown - potential claim for telephone system ordered by 3DM LLC and installed on the Premises

6. Vendor Unknown - potential claims for process equipment improvements ordered by 3DM LLC and partial completed

7. Glen Clarke - potential materialman's lien for materials ordered by 3DM LLC and delivered to and installed on the Premises

8. Unknown Individuals - potential claim for personal property left upon the Premises

9.   Ohio Power Co. - potential claims for utility service ordered by 3DM LLC

10.  Producers Gas Sales - potential claims for utility service ordered by 3DM
     LLC

11. City of Heath, OH - potential claims for water and sewerage services ordered by 3DM LLC

12.  Rumpke - potential claims for refuse disposal services ordered by 3DM LLC

13.  United Telephone - potential claims for telephone service ordered by 3DM
     LLC

14. ADT - potential claim for equipment and services ordered by 3DM LLC and installed upon the Premises

                               SCHEDULE 5.08 (con't)

15. Litigation pending in the Court of Common Pleas for Hamilton County, Ohio and styled QUANTUM CHEMICAL CORPORATION V. 3DM LLC, ET AL., case number A-96-2928


                                    3 of 3

EXHIBIT A
                               GENERAL WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS THAT, QUANTUM CHEMICAL CORPORATION, a Corporation incorporated under the laws of the State of Virginia (the "Grantor"), for the consideration of $10.00 and other valuable considerations, received to its full satisfaction of FIX-CORP INTERNATIONAL, INC., a Corporation incorporated under the laws of the State of Ohio (the "Grantee"), does GIVE, GRANT, BARGAIN, SELL AND CONVEY unto the said Grantee, its successors and assigns, the following described premises, situated in the City of Heath, County of Licking and State of Ohio:
               SITUATED IN THE STATE OF OHIO, COUNTY OF LICKING AND CITY OF HEATH, AND BOUNDED AND DESCRIBED AS FOLLOWS:

               BEING IN T-1, R-12 OF THE UNITED STATES MILITARY LANDS, AND IN THE MID-OHIO INDUSTRIAL PARK, ADDITION NO. 3, AS RECORDED IN PLAT BOOK 13, PAGE 51, IN THE LICKING COUNTY DEED RECORDS, AND BEING MORE FULLY BOUNDED AND DESCRIBED AS FOLLOWS:

               BEING ALL OF RESERVE "A", LOT 40 AND THE FOLLOWING PORTION OF LOT 41;

               BEGINNING IN THE WESTERLY RIGHT OF WAY LINE OF JAMES PARKWAY, SAID POINT BEING THE SOUTHEAST CORNER OF SAID LOT 41;

               THENCE SOUTH 89 DEG. 25'37" WEST, ALONG THE SOUTH LINE OF LOT 41,
               662.49 FEET TO THE SOUTHWEST CORNER OF LOT 41;

               THENCE NORTH 0 DEG. 45'14" WEST, ALONG THE EASTERLY LINE OF THE NEW YORK CENTRAL RAILWAY COMPANY, 243.50 FEET, TO A POINT;

               THENCE SOUTH 89 DEG. 25'37" EAST, PASSING THROUGH LOT 41, A DISTANCE OF 663.41 FEET TO A POINT;

               THENCE SOUTH 0 DEG. 31'52" EAST, PASSING ALONG THE WESTERLY RIGHT OF WAY LINE OF JAMES PARKWAY, 243.50 FEET TO THE PLACE OF BEGINNING;

               THE ABOVE 10.00 ACRE SURVEY INCLUDES 0.79 ACRES IN RESERVE "A",
               5.504 ACRES IN LOT 40 AND 3.706 ACRES IN LOT 41.

               SUBJECT TO ALL LEGAL HIGHWAYS, ALL LIMITATIONS OF ACCESS TO PUBLIC ROADS OR HIGHWAYS, LEASES AND RIGHTS OF WAY, ZONING REGULATIONS, EASEMENTS OF RECORD AND RESTRICTIVE COVENANTS.

               THE ABOVE DESCRIPTION WAS PREPARED AS THE RESULT OF A SURVEY BY WILLIAM B. HENDERSON, REGISTERED SURVEYOR NO. 5242, DATED JULY 6, 1989.

               BEING PART OF THE SAME REAL ESTATE CONVEYED BY HERBERT J. MURPHY, JR. AND PATRICIA R. MURPHY, HIS WIFE, TO MID-OHIO DEVELOPMENT CORPORATION BY DEED DATED DECEMBER 3, 1971, AND RECORDED IN VOLUME 681, PAGE 608, DEED RECORDS, LICKING COUNTY, OHIO.

               THIS PROPERTY IS SUBJECT TO THE RESTRICTIVE COVENANTS FOR MID-OHIO INDUSTRIAL PARK ADDITION NO. 3, FILED FOR RECORD WITH THE LICKING COUNTY RECORDER ON JULY 30, 1976, IN VOLUME 750, PAGE 363, DEED RECORDS, LICKING COUNTY, OHIO.

Be the same more or less, but subject to all legal highways.

                                    1 of 3

                                     Exhibit A

               To have and to hold the above granted and bargained premises, with the appurtenances thereunto belonging, unto the said Grantee, its successors and assigns forever.

The Grantor, does for itself and its successors and assigns, covenant with the Grantee its successors and assigns, that at and until the ensealing of these presents, it is well seized of the above described premises, as a good and indefeasible estate in FEE SIMPLE and has good right to bargain and sell the same in manner and form as above written, and that the same are free and clear from all incumbrances whatsoever, except those existing restrictions, conditions and easements of record and that it will Warrant and Defend said premises, with the appurtenances thereunto belonging, to the said Grantee, its successors and assigns, forever, against all lawful claims and demands whatsoever.

Subject to a Purchase and Sale Agreement between Quantum Chemical Corporation and Fix-Corp International, Inc. dated August 14, 1996 and an Environmental Indemnification Agreement dated August 14, 1996 Grantee covenants and agrees that it will not directly or indirectly attempt to compel Grantor, its parent, affiliates, subsidiaries, successors or assigns to clean up or remove any underground petroleum or other hazardous substance or pollutant or any contamination of tile soil or groundwater and any effect related thereto, or seek damages for same. This shall be a covenant running with the land, and shall be binding on any successor to or assignee of Grantee or subsequent owners.

               IN WITNESS WHEREOF, said corporation sets its hand and corporate seal, by___________________________, its _____________________ this ________ day of ___________________, 1996.

Signed and acknowledged in presence of:      QUANTUM CHEMICAL CORPORATION

--------------------------------------       By:-------------------------------

--------------------------------------          -------------------------------
                                                TYPED NAME

                                                -------------------------------
                                                TITLE


                                    2 of 3

                                   EXHIBIT A

THE STATE OF OHIO        )
                         )    SS.
COUNTY OF HAMILTON       )

               Before me, a notary public, in and for said County, personally appeared the above named by ___________________, its __________________, who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said Corporation, and the free act and deed of him personally as such officer.

               IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal, at Cincinnati, County of Hamilton, State of Ohio, this _____ day of ________________, A.D. 1996.


                                                 ------------------------------
                                                 Notary Public




THIS INSTRUMENT PREPARED BY MICHAEL P. FERRO, ATTORNEY.

                                     EXHIBIT B

                                GENERAL BILL OF SALE


               GENERAL BILL OF SALE, dated ____________, 1996 from QUANTUM CHEMICAL CORPORATION, a Virginia corporation ("Quantum"), to Fix-Corp International, Inc., an Ohio corporation ("Buyer").

                                    WITNESSETH:

               WHEREAS, Quantum and Buyer are parties to a Purchase and Sale Agreement dated August 14, 1996 (the "Agreement"), which provides, among other things, for the sale by Quantum to Buyer of assets, machinery and equipment, personal property and a portion of Quantum's post-consumer plastic recycling business (as defined in the Agreement).

               NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are acknowledged by Quantum:

               1. Quantum does hereby sell, transfer, assign, convey, set over and deliver to Buyer all of Quantum's right, title and interest in and to assets set forth in Schedules 1.02A and 1.02B of the Agreement.

               2. Quantum hereby conveys to Buyer good and marketable title to the assets being conveyed hereby, free and clear of all liens, security interests or any other encumbrances of any kind whatsoever.

               3. Quantum, for itself, its successors and assigns, hereby covenants that, from time to time after the delivery of this instrument, at Buyer's request and without further consideration, Quantum will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, conveyances, transfers, assignments, powers of attorney and assurances as Buyer reasonably may require to more effectively convey, transfer to and vest in Buyer, and to put Buyer in possession of, any of the assets.

               4. This instrument shall be binding upon Quantum and its successors and assigns and shall inure to the benefit of Buyer and its successors and assigns.

               5. This instrument shall be governed by and construed in accordance with the laws of the State of Ohio.

               IN WITNESS WHEREOF, Quantum has caused this General Bill of Sale to be duly executed as of the date first above written.

               QUANTUM CHEMICAL CORPORATION


                                      BY: -------------------------------------
                                      NAME (PRINTED): -------------------------
                                      TITLE: ----------------------------------

                                     EXHIBIT C

                      ENVIRONMENTAL INDEMNIFICATION AGREEMENT

               THIS AGREEMENT, made August 14, 1996 is among QUANTUM CHEMICAL CORPORATION, a Virginia corporation ("Quantum"), and Fix-Corp International, Inc., an Ohio corporation ("Buyer").

               WHEREAS, simultaneously with the execution and delivery of this Environmental Indemnification Agreement (this "Agreement"), Quantum and Buyer are consummating the transactions contemplated by that certain Purchase and Sale Agreement, dated August 14, 1996 (the "Purchase Agreement"); and

               WHEREAS, in connection with the Purchase agreement, the parties desire to set forth their understandings with respect to certain environmental matters which, by the terms of the Purchase agreement, are specifically excluded from the scope of that agreement.

               NOW, THEREFORE, Quantum and Buyer agree as follows:

SECTION 1.     DEFINITIONS:

               (a) The terms defined in the Purchase Agreement and otherwise not defined in this Agreement are being used as defined in the Purchase agreement.

               (b) "Environmental Claims" shall mean any claim or demand by any governmental authority or any person for personal injury (including sickness, disease or death), property damage or damage to the environment resulting from the release of any chemical, material or emission into the environment at or in the vicinity of the Plant.

               (c) "Environmental Matter" means any pollution or disposal of materials at or in the vicinity of the Plant in connection with the operation of the Plant.

               (d) "Exposed Person" shall mean (i) any employee or former employee, (ii) any contractor or former contractor, or (iii) any employee of any contractor or former contractor in each case of Quantum and Buyer who works or has worked or performs or has performed work at the Plant.

               (e) "Shared Environmental Claim" shall mean an Environmental Claim arising out of any operations conducted, commitment made, product manufactured or any action taken or omitted to be taken by Quantum or Buyer in respect of the Assets (including but not limited to the business operations, transactions or conduct of the business directly or indirectly related thereto) during periods both prior to and after the Closing Date.

SECTION 2.     INDEMNIFICATION AGAINST ENVIRONMENTAL CLAIMS.

               (a) BY QUANTUM FOR PRE-CLOSING ACTIVITY. On and after the Closing Date, Quantum shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Buyer, its parent and subsidiaries and affiliates, and their respective directors, officers and employees from and against any claim, demand, action or suit, loss, cost, damage, fine, penalty or expense (including reasonable attorneys' fees) resulting from any Environmental Claim arising out of any operations conducted, commitment made, product manufactured or any action taken or omitted solely by Quantum with respect to the Assets (including but not limited to the business operations, transactions or conduct of the business directly or indirectly related thereto) during periods prior to and including the Closing Date.

   (b) BY BUYER FOR POST-CLOSING ACTIVITY. On and after the Closing Date, Buyer shall fully and promptly pay, perform and discharge, defend, indemnify and hold harmless Quantum its parent, subsidiaries and affiliates and their respective directors, officers and employees from and against any claim, demand, action or suit, loss, cost, damage, fine, penalty or expense (including reasonable attorneys' fees) resulting from any Environmental Claim arising out of any operations conducted, commitment made, product manufactured or any action taken or omitted solely by Buyer with respect to the Assets (including but not limited to business operations, transactions or conduct of the business directly or indirectly related thereto) during periods after the Closing Date other than any action taken by Buyer, in good faith exercising reasonable care, following the Closing Date on behalf or at the direction of Quantum pursuant to this Agreement.

               (c) CERTAIN SHARED ENVIRONMENTAL CLAIMS OF EXPOSED PERSONS. All liabilities or obligations of Quantum or Buyer arising out of any Shared Environmental Claim for personal injury (including sickness, disease or death) made by an Exposed Person (including workmen's compensation claims) shall be apportioned between Buyer and quantum in the proportion that such Exposed Person's length of service (x) prior to and including the Closing Date, in the case of Quantum and (y) after the Closing Date, in the case of Buyer, bears to such Exposed Person's total length of service both prior to and after the Closing Date. For the purposes of this provision, with respect to (A) any contractor or employee of any contractor, the term "length of service" means the period or periods of time during which such person was actually exposed to such chemical, material or emission, that is the basis of the Shared Environmental Claim, while working at the Plant or the Facility, irrespective of the period of time during which such person was otherwise employed by such contractor, and (B) any employee of Quantum or Buyer, the term "length of service" means that period or periods of time when such employee was actually exposed to the chemical, material or emission while working for Quantum or Buyer. The calculations required in this agreement shall be rounded to the nearest month.

               (d) ENVIRONMENTAL CLAIMS OTHER THAN OF EXPOSED PERSONS. Except as otherwise provided in subsection (c) above, all liabilities or obligations of Quantum or Buyer arising out of Environmental Claims not solely attributable to either Buyer's or Quantum's operation of the Plant shall be born as follows:

                    (i) Any such claim asserted prior to January 1, 2001 shall be the sole responsibility of Quantum.

                    (ii) Any such claim asserted on or after January 1, 2001
                         will be the sole responsibility of the Buyer.

For the purposes of subparagraphs (i) and (ii) above, a claim shall be deemed to have been asserted at such time as a summons and complaint (or their equivalent) is served on either Buyer or Quantum.

               (e) BUSINESS INTERRUPTION, CESSATION, SHUTDOWN. Any claim for losses arising out of a business interruption, cessation or shutdown at the Plant shall be included in subsection (a) of this Section 2 above only if the business interruption, cessation or shutdown is directly caused by a lawful governmental or judicial order to cease or reduce operations of the Plant for reasons directly relating to an Environmental Matter which occurred solely on or before the Closing Date. Except as expressly provided in this subsection (e), Buyer shall not be entitled to any indemnification under this Agreement for any losses arising out of any business interruption, cessation or shutdown of the Plant.

               Losses for the purpose of this subsection shall consist only of Buyer's out-of-pocket expenses, which include only the following costs: maintenance, insurance, labor, utilities and taxes. Buyer shall use its best efforts to minimize such losses. Quantum shall not be responsible for loss of profits, revenues, business advantage, or business opportunity or any consequential loss or damage. The maximum amount for which Quantum shall be liable under this subsection shall never exceed, in the aggregate, $250,000 for all such business interruptions, cessations or shutdowns.

SECTION 3.     INDEMNIFICATION PROCEDURES.

               (a) NOTICE OF CLAIMS. Promptly following receipt by Buyer or Quantum of any claim, determination, suit, action or proceeding which is subject to the provisions of Section 2 (an "Action"), such party shall give written notice of such action to the other party hereto, accompanied by copies of any written documentation with respect thereto received by the notifying party and stating the basis upon which indemnification is being sought pursuant to this Agreement (whether pursuant to subsections (a), (b), (c) or (d) of Section 2). Such notice shall constitute a claim for indemnification under this Agreement (hereinafter referred to as "Claim").

               (b) DEFENSE OF CLAIMS. (i) ONE PARTY SOLELY RESPONSIBLE. With respect to Claims asserted under subsection (a), (b), (d)(i) or (d)(ii) of Section 2 in respect of which Buyer or Quantum, as the case may be, is solely responsible, the party required to provide indemnification under this Agreement (the "Indemnifying Party") shall have the right, at its option, to compromise or defend, at its own expense and with its own counsel, any such Action. The other party (the "Indemnified Party") shall have the right, at its option, to participate in the settlement or defense of any such Action, with its own counsel and at its own expense, but the Indemnifying Party shall have the right to control such settlement or defense. Notwithstanding the foregoing, should any such action have the potential for materially and adversely affecting the operations at the Plant, Buyer shall have the right to jointly participate and approve the settlement or defense thereof without waiving any rights to indemnification under this Agreement. The parties agree to cooperate in any such settlement or defense and to give each other full access to all information relevant to any Claim. In the event that the Indemnifying Party fails to notify the Indemnified Party of its intent to take any action within 15 days after receipt of a Claim, the Indemnified Party (without waiving any rights to indemnification under this Agreement) may defend such Action and may enter into any good faith settlement of such Claim without the prior written consent of the Indemnifying Party.

               (ii) BOTH PARTIES RESPONSIBLE. With respect to Claims asserted under subsection (c) of Section 2 in respect of which responsibility is apportioned between Buyer and Quantum, Buyer and Quantum shall be represented by joint counsel selected by the party who, as of the date the Claim is made, would bear more than 50% of the liability therefore (determined in accordance with the applicable apportionment provisions contained in such subsections), which counsel shall be reasonably acceptable to the other party. The fees and expenses of such counsel shall be shared by Buyer and Quantum in the same proportion as their respective liability (determined in accordance with the applicable apportionment provisions). The parties agree to cooperate with each other in the defense and settlement of such Action, to give each other full access to all information relevant thereto, and, so long as the other party hereto complies with the terms of this Agreement, not to file a cross-claim against the other. Either party shall have the right, at its option, to participate in the settlement or defense of such Action with its own counsel, at its own expense, but joint counsel shall have the right to control such settlement or defense.

               In the event that either party receives a settlement offer from, or desires to make a settlement offer to, the plaintiff(s) in any such Action (as the case may be, a "Settlement Offer"), such party shall promptly give written notice to the other party, describing in reasonable detail the proposed terms of the Settlement Offer. The following provisions shall govern with respect any such Settlement Offer:

                    (A) Each party shall have 15 days after receipt of a Settlement Offer within which to notify the other party of its intention to accept or reject the Settlement Offer.

                    (B) (i) Neither party may make or accept a Settlement Offer unless the Settlement Offer is made (x) jointly available to or on behalf of, both parties or (y) an identical Settlement Offer is made to or on behalf of, each party; provided, however,
               (ii) where a settlement offer originates with one Defendant, that Defendant shall advise the other Defendant of its intention to make an offer to the Plaintiff(s). If both Defendants agree on an offer then such offer shall be communicated to the Plaintiff(s). Where only one Defendant wants to offer to settle, it may proceed individually to settle, but must keep the other defendant advised of the negotiations, and give the other Defendant the opportunity to join in a settlement offer.

                    (C) In the event that any party unilaterally makes or accepts a Settlement Offer in violation of subparagraph (B), the provisions of Section 2 shall not apply to such Action and the settling party shall be solely liable for the entire amount of any judgment rendered against the non-settling party and for all costs incurred by the non-settling party in defending such Action.

                    (D) In the event that both parties settle the Action, the settlement shall be apportioned between Buyer and Quantum in accordance with the applicable provisions of Section 2.

                    (E) In the event that only one party settles the Action (under circumstances not prohibited by subparagraph (B), such party shall have no further liability under Section 2, and all costs incurred by the non-settling party subsequent to such settlement shall be born entirely by the non-settling party. Notwithstanding such settlement, however, the settling party will continue to cooperate with the non-settling party in the defense of such action, at the non-settling party's expense, and shall give the non-settling party full access to all information relevant thereto.

                    (F) In the event that one party desires to settle the action, but the Plaintiff will not settle with only one Defendant, and the matter goes to judgment against both Defendants, then the Defendant which refused to settle shall be liable for the entire judgment in excess of the amount for which the party desiring to settle could have settled the claims against it.

SECTION 4.     ADDITIONAL AGREEMENTS.

               (a) COOPERATION. Buyer agrees to cooperate in good faith with Quantum to provide Quantum and their representatives (including employees and independent contractors) access during normal business hours to such facilities, employees, records, documents, including copies thereof, office space to the extent reasonably necessary to permit Quantum to discharge, on a timely basis, their obligations under this Agreement or under any consent decree entered into with the EPA. Except as otherwise provided in this Agreement, Quantum will reimburse Buyer for its cost in providing such utilities and services.

               (b) FURTHER ASSURANCE. Quantum agree to cooperate with Buyer, in discharging their obligations under this Agreement, and not to unreasonably interfere with the operation of the Plant in doing so and to use all best efforts to insure that discharging Quantum's obligations does not materially interfere with the operation of the Plant.

               (c) COSTS. Except as otherwise provided, the costs of testing, assessment and remediations shall be paid by Quantum.

               (d) SCOPE OF UNDERTAKINGS. Except as otherwise provided in this Agreement, the obligation of Quantum to perform assessment or remedial actions contemplated hereby shall be conducted as Quantum deems in good faith to be necessary. Quantum shall, to the exclusion of Buyer, undertake all contacts, discussions, negotiations, decisions and any other dealings of like nature or kind relating to any of the environmental matters which are Quantum's responsibility under this Agreement with any federal, state or local governmental matters which are Quantum's responsibility under this Agreement with any federal, state or local governmental or judicial authority having jurisdiction with respect thereto. Notwithstanding the foregoing should any such action have the potential for materially and adversely affecting the operations of the Plant, Buyer shall have the right to jointly participate in any such dealings.

               (e) PURPOSES OF AGREEMENT. It is expressly understood and agreed that Quantum's entering into this Agreement with Buyer for the purpose of facilitating the Closing of the transaction contemplated by the Purchase Agreement and that this Agreement does not constitute any admission, express or implied, by Quantum of any violation, liability or wrongdoing by Quantum. This Agreement shall inure to the benefit of and be binding on Quantum and Buyer and their respective successors and assigns, nothing in this agreement, express or implied, being intended to confer upon any other person any rights or remedies under this Agreement. In consideration of the undertaking of Quantum contained in this agreement, Buyer agrees to use its reasonable efforts not to disclose the terms and provisions of this Agreement to any third party, except as is necessary to carry out the purposes of this Agreement or pursuant to applicable legal requirements.

               (f) COMPLIANCE WITH LAWS. The parties agree to comply, in good faith, with all applicable laws relating to the subject matter of this Agreement. Each party will obey the terms of any final judgment or decree of any court of competent jurisdiction rendered against it or any final order of the EPA or any governmental or judicial authority with jurisdiction with respect to the subject matter of this Agreement (PROVIDED, HOWEVER, that no such party shall be required to obey any judgment, decree or order being protested or appealed, in good faith, by such party by appropriate proceedings).

               (g)  GENERAL.       This Agreement sets forth the entire
understanding of the parties with respect to the environmental matters and supersedes all prior and contemporaneous agreements, arrangements and understandings relating to the subject matter hereof, whether oral or written and whether consistent or inconsistent. No representation, promise, inducement or statement of intention has been made by the parties hereto which is not embodied in this agreement, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. To the extent that any provision of this Agreement is inconsistent with the provisions of the Purchase Agreement, the provisions of this Agreement shall govern. This Agreement may be amended or modified only by a written instrument executed by Buyer and Quantum or by their successors and assigns. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if given in manner provided in the Purchase Agreement. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio, without giving effect to the conflict of law principles of the State of Ohio.

SECTION 5.     COVENANT-NOT-TO-SUE.

               Buyer covenants and agrees that it will not directly or indirectly, attempt to compel Quantum, its parents, affiliates, successors or assigns to clean up or remove any underground petroleum or other hazardous substance or pollutant or any contamination of the soil or groundwater and any effect related thereto, or seek damages therefor, and Buyer further agrees that the foregoing covenant-not-to-sue will be inserted in the deeds of conveyance for the Plant site, shall be a covenant running with the land, and shall be binding on any successor to or assignee of Buyer or subsequent owners; PROVIDED, HOWEVER, that this covenant is conditioned on Quantum's compliance with the terms of this Agreement.

SECTION 6.     TERM OF AGREEMENT.

               The liabilities and obligations contained in this Agreement shall survive the Closing and shall be effective and enforceable until the expiration of any liability or obligation provided in this agreement, by discharge, performance or otherwise; PROVIDED, HOWEVER, that nothing in this agreement shall constitute any waiver by any party of any defense based on laches or any similar legal or equitable grounds for estoppel relating to the failure of a party to have asserted its rights on a timely basis.

               IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Agreement effective this 14th day of August, 1996.

QUANTUM CHEMICAL CORPORATION       FIX-CORP INTERNATIONAL, INC.


By:                                By:
   --------------------------         ----------------------------

Title:                             Title:
      -----------------------            -------------------------

ATTEST:                            ATTEST:
       ----------------------             ------------------------

By:                                By:
   --------------------------         ----------------------------

                                      EXHIBIT D

                                      EASEMENT

               KNOW ALL MEN BY THESE PRESENTS, That FIX-CORP INTERNATIONAL, INC., an Ohio corporation, ("Grantor") for and in consideration of the sum of One Dollar ($1.00) and for other good and valuable consideration paid by QUANTUM CHEMICAL CORPORATION, a Virginia corporation, ("Grantee") the receipt of which is acknowledged, do by this instrument remise, release, grant and convey to Grantee, its successors and assigns forever, an easement in and to a certain plot of land 145 feet wide by 465.30 feet on the longest side, as shown by the attached plat and described as follows:

               Situated in the State of Ohio, County of Licking, City of Heath, in part of Reserve "A" and in part of Lot No. 40 in Mid-Ohio Industrial Park, Addition No. 3, as shown of record in Plat Book 13, Pages 51 and 52, said Reserve "A" and Lot No. 40 having been conveyed to Quantum Chemical Corporation by deed of record in Official Record 314, Page 867, all references to Recorder's Office, Licking County, Ohio, said easement bounded and described as follows;

               Beginning at a point in the curved westerly right-of-way of James Parkway (50-feet wide), at the northeast corner of Lot No. 39 and at the southeast corner of Reserve "A" in said Mid-Ohio Industrial Park, Addition No. 3;

               thence S 89DEG. 25' 27" W along a portion of the south line of said Reserve "A" and along a portion of the north line of said Lot No. 39 a distance of 465.30 feet to a point;

               thence N 0DEG. 31' 52" W crossing said Reserve "A" and crossing a portion of said Lot No. 40 a distance of 145.00 feet to a point;

               thence N 89DEG. 25' 37" E parallel with and 145.00 feet northerly by perpendicular measurement from the south line of said Reserve "A" and crossing a portion of said Lot No. 40 a distance of 433.09 feet to a point in the curved westerly right-of-way of James Parkway and in the curved easterly line of said Lot No. 40;

               thence southerly along a portion of the curved westerly line of James Parkway, along a portion of the curved easterly line of said Lot No. 40 and along the curved easterly line of said Reserve "A" and with a curve to the left, data of which is: radius = 625.00 feet and sub-delta = 13DEG. 38' 48" a sub-chord distance of 148.51 feet bearing S 13DEG. 03' 23" E to the place of beginning;

               containing 64,695 square feet (= 1.485 acres) of land more or less.

It is the intention of the Grantor to grant this easement in the plot of land along the line described giving Grantee the right and privilege of ingress and egress to and use of the plot of land for the purpose of the loading, unloading, weighing and transferring products by and between motor and rail modes of transportation.

It is further understood in addition to the easement conveyed by this instrument, Grantee shall have the right to go in and upon the premises of the Grantor along the sides of the easement as may be necessary for the loading, unloading, weighting, transfer of products by and between motor and rail modes of transportation and the maintenance and repair of the railroad car loading and unloading ramps.

Grantor has the full power to convey this easement, and warrants and will defend the same against all claims by any persons.

               IN WITNESS WHEREOF, the Grantor sets its hand and corporate seal by____________________________, its ____________________________ and by
____________________________, its ____________________________ this 14th day of
August, 1996.

                                       FIX-CORP INTERNATIONAL, INC.

                                       By:
                                          ------------------------------------

                                       By:
                                          ------------------------------------

Signed and acknowledged in the presence of:


-------------------------------------------


-------------------------------------------

STATE OF OHIO       )
                    )    SS:
COUNTY OF HAMILTON  )

               BEFORE ME, a Notary Public in and for the County, personally appeared the above-named FIX-CORP INTERNATIONAL, INC. by _____________________, its ___________________ and _____________________, its
_______________, who acknowledge that they did sign the foregoing instrument and that the same is the free act and deed of said company and the free act and deed of each of them personally and as such officers.

               IN TESTIMONY WHEREOF I have set my hand and official seal at Cincinnati, Ohio, this 14th day of August, 1996.

                                       --------------------------------------
                                       Notary Public



THIS DOCUMENT WAS PREPARED BY MICHAEL P. FERRO, ATTORNEY.

                                     EXHIBIT E

                               TRACK LEASE AGREEMENT

THIS AGREEMENT, made as of August 14th, 1996 by and between Quantum Chemical Corporation, a Virginia corporation, with its office and principal place of business at 11500 Northlake Drive, Cincinnati, OH 45249 ("Landlord"), and Fix-Corp International, Inc. an Ohio corporation, with a place of business at 27040 Cedar Road, Suite 218, Cleveland, OH 43056 ("Tenant"):

                                    WITNESSETH:

1. LEASE: Landlord leases to Tenant and Tenant hires from Landlord for the term and according to the covenants and conditions contained in this Lease certain land at 1835 James Parkway, Heath, OH, consisting of a railroad siding of Two Hundred linear feet (200') of track including all land under said tracks, as described and as outlined in red in the attached Exhibit A, which is made a part of this Agreement, ("Premises"), for the sole purpose of the storage of railcars owned, leased or consigned to Tenant containing plastics, other than liquid, and for no other purpose whatsoever.
               Landlord specifically reserves the right, at any time during this Lease, to substitute other track of the same length or aggregate length. Tenant shall have the right of ingress and egress to the Premises over the Landlord's property which lies between the Premises and the Tenant's property.
2.             TERM:  The tenancy of this Lease shall be for a period of ten

               (10) years beginning August 14, 1996 and ending August 14, 2006, with an option for an additional period of ten (10) years beginning August 14, 2006 and ending August 14, 2016. The term of this Lease is subject to termination at any time by Tenant upon 90 days advance written notice to Landlord.

3. RENT: Tenant shall pay to Landlord or its agent an annual rent in advance in the amount of One Thousand Dollars ($1,000.00) each year or part thereof this Lease continues in effect subject to annual adjustment not to exceed the regional cost-of-living index for the preceding twelve month period. Rent payments, unless Tenant is otherwise notified in writing, shall be delivered to:

                                       Quantum Chemical Corporation
                                       11500 Northlake Drive
                                       MSN 24
                                       Cincinnati, OH  45249
                                       Attn:  Logistics Contracts Administrator

                                       FAX:  (513) 530-6661

4. UTILITIES: Tenant shall pay the cost of utilities consumed by it on the Premises, including but not limited to gas, electricity, water, sewer, power, and telephone service. Any utility accounts shall be maintained in Tenant's own name.

5. RISK OF LOSS: Notwithstanding any other term or provision herein, Tenant shall bear all risk of injury or loss to any person or property upon the Premises, except as may be the result of any the intentional or willful act or omission by or the gross negligence of Landlord.

6. INDEMNIFICATION OF LANDLORD: Tenant agrees to pay, and to protect, indemnify, defend and hold harmless Landlord from and against all liability, damages, costs and expenses from causes of action, suits, claims, demands and judgments of any nature whatever arising out of or in any way connected with Tenant's occupancy of the Premises. Tenant expressly acknowledges that it agrees to indemnify Landlord for its own negligence, except to the extent that the causes of action, suits, claims, demands and judgments of any nature are the result of Landlord's gross or sole negligence.

7. USE: The Premises shall be used and occupied by Tenant as a spur line for the spotting, loading and off-loading of rail cars. Tenant shall be responsible to obtain any Certificate of Occupancy or any other license or permit as may be required by law.

8. CONDITION AND MAINTENANCE OF PREMISES: Tenant accepts the Premises in their "as is" condition. Landlord shall be responsible performing routine maintenance and repair to keep the premises in a well maintained safe, clean and sightly condition. Tenant agrees to reimburse Landlord for Twenty-five percent (25%) of the actual cost of maintenance and repair for the benefit of the entire spur track and One Hundred Percent (100%) of the actual costs of maintenance and repair for the sole benefit of the Tenant or the Premises. Tenant shall not use, store, generate, treat or dispose of any hazardous substance on the Premises without the prior written consent of the Landlord. Such consent shall not be unreasonably withheld.

               8.01.  In the event that any hazardous
               substance is discovered to have been released upon or from the Premises during the term of this Lease and such release is due to any act or omission of Tenant, Landlord shall, at its sole discretion, take all steps necessary to remove and properly dispose of such hazardous substance and clean-up or repair any contamination or damage resulting therefrom, in full compliance with all applicable laws and regulations.
               The actual costs of such removal, disposal, clean-up or repair shall be for the account of Tenant and Tenant shall reimburse Landlord for these costs within thirty days after demand is made by the Landlord. Tenant agrees to defend, indemnify and hold Landlord harmless from and against any liabilities, including judgments, court costs, and reasonable attorney fees claimed or asserted against or sustained by Landlord resulting from Tenant's failure to fully comply with the provisions of this Section.

9.             ALTERATIONS AND IMPROVEMENTS:  Tenant may with
               Landlord's written consent make improvements to the Premises at its sole cost and expense as may be required by Tenant's business. Such improvements and installations shall become the property of Landlord to the extent affixed to the Premises at any time during the term of Tenant's occupancy under this Lease. Any damage caused by removal of any item retained by Tenant shall be repaired by Tenant. Tenant agrees that any and all alterations or additions shall be made in compliance with the building codes and ordinances, laws and regulations applicable to the Premises including, but not limited to, the rules and regulations of the American Association of Railroads ("AAR") and the railroad providing rail transportation and switching service to the spur track. Should a building or other permit be required by Tenant to accomplish any improvement, Landlord agrees to execute all documents required to obtain such permit if Landlord has consent to the improvements.

10. ASSIGNMENT AND SUBLETTING: Tenant may not sublet the Premises or assign this Lease.

11.            TAXES AND ASSESSMENT:  During the term of this
               Lease, Tenant shall pay on or prior to the due date all City, County, State and Federal taxes or assessments as may accrue based on Tenant's activities or improvements made by Tenant, if any, and penalties imposed, assessed or levied upon the same. Landlord will provide Tenant with timely written notice of the above-referenced taxes so as to enable Tenant to pay same when due. Landlord shall otherwise pay general real estate taxes as levied upon the Premises.

12. DEFAULT BY TENANT: If Tenant defaults in any of the covenants or agreements on its part to be performed under this Lease, and if Tenant fails to cure any such default within ten (10) days after receipt of written notice from Landlord or after the expiration of a reasonable time from receipt of such notice if such default could not be cured within ten (10) days by Tenant's diligent efforts, then Landlord may at its option at any time afterwards declare this Lease and all rights under it immediately terminated, re-enter and take possession of the Premises pursuant to a applicable provision of law, and remove all persons and all Tenant's property from the Premises.

13. HOLDING OVER: Unless otherwise agreed in writing, any holding over by Tenant after expiration or termination of the term of this Lease shall be construed as a default of this Lease and rents shall be assessed at the rate of Fifty Dollars ($50.00) per day or portion of a day.

14. SURRENDER: At the expiration or termination of this Lease, Tenant agrees to quit and surrender possession of the Premises to Landlord in its original condition, reasonable wear and tear expected, with all of Tenant's property removed, except as may be provided in Article 9, ALTERATIONS AND IMPROVEMENTS.

15. RIGHTS OF PARTIES: Either Landlord or Tenant may from time to time at its option exercise all rights and remedies which any may have at law or in equity and nothing in this Lease shall be construed as in any way abridging or waiving any such rights or remedies. Any consent, waiver, compromise or indulgence by one party of or under any of the provisions of this Lease, or as to any breach or default under this Lease committed by any other party, shall not constitute or be construed as a waiver of the that party's right to enforce strict interpretations and performance of the conditions and terms of this Lease at any other times.

16. NOTICES: Any written notice required or given under this Lease to Landlord shall be given to Landlord at the above address in Article 3 and any notice given to Tenant at the above address, or any other address as the parties may designate from time to time.

17.            RIGHT OF ENTRY:  Landlord may enter the
               Premises for the purpose of making inspection, in connection with any portion of the Premises during regular business hours, or at any time in the event of emergency.

18. QUIET ENJOYMENT: Subject to the terms of this Lease, Landlord covenants and agrees that Tenant, so long as it shall not be in default under this Lease, shall peacefully and quietly hold, occupy and enjoy the Premises during this Lease.

19. BINDING FUTURE PARTIES: Each and all of the terms and agreements contained in this Lease shall be binding upon and inure to the benefit of the Landlord and the Tenant, their successors and assigns.

20.            PARAGRAPH HEADINGS:  Paragraph headings
               contained in this Lease shall in no way limit or restrict the interpretation to be placed upon any word or phrase following such heading.

21.            NO ORAL MODIFICATION:  This instrument
               contains the entire agreement made between the parties and may not be modified orally or in any manner other than by an agreement in writing signed by the Landlord and the Tenant or their respective successor in interest.

IN WITNESS WHEREOF, the Landlord and the Tenant have duly executed this Lease on the day and year first above written. Individuals signing on behalf of a principal warrant that they have the authority to bind their principals.

LANDLORD                               TENANT


QUANTUM CHEMICAL CORPORATION           FIX-CORP INTERNATIONAL, INC.


By:                                    By:
   ------------------------------         ------------------------------------

Title:                                 Title:
      ---------------------------             ---------------------------------

Date:                                  Date:
     ----------------------------            ----------------------------------

                     LINE 7 EQUIPMENT AND MACHINERY LIST

ASSET ID        ASSET NAME                                          MAKE               MODEL            NOTE
------------------------------------------------------------------------------------------------------------------------------------
CY1001          BALE CONVEYOR                                    HUSTLER            B2677 (SER.#)    72" W x 27' L 1/4" PLATE
                                                                                                     STEEL BELT
B81002          BALE BREAKER                                     HUSTLER            B2679 (SER #)    72" W x 72' L w/ 30 HP - EDDY
                                                                                                     CURRENT DRIVE
CY1003          VIBRATORY CONVEYOR & PUNCH-PLATE SCREEN          HUSTLER            B2680 (SER. #)   60" W x 23' L PUNCH-PLATE
                                                                                                     2" x 10 ROWS - CONVEYOR BED
CY1004          FLAT-BELT, REFUSE CONVEYOR                       HUSTLER            B2682 (SER. #)   12" W x 6' L FLAT BELT w/
                                                                                                     CLEATS
CY1005          INCLINED, CLEATED, WASTE CONVEYOR                HUSTLER            B2684 (SER. #)   12" x 12' L FLAT BELT WITH
                                                                                                     CLEATS
CY1006          MANUAL SORTING CONVEYOR                          HUSTLER            B2686 (SER. #)   36" W x 30' L FLAT BELT
CY1007          INCLINED, CLEATED CONVEYOR                       HUSTLER            B2689 (SER. #)   36" W x 20' l FLAT BELT
                                                                                                     w/ MAG. HEAD PULLEY
CY1007A         SLIDE CONVEYOR                                   CUSTOM                              BRIDGES INCLINED CLEATED
                                                                                                     CONVEYORS
CY1011          INCLINED, CLEATED CONVEYOR                       HUSTLER            B2692 (SER. #)   36" W x 19'6" L FLAT BELT w/
                                                                                                     CLEATS & MAG. HEAD PULLEY
GR1013          GRANULATOR                                       CUMBERLAND         50B              100 HP MOTOR - 3 BLADE
                                                                                                     ROTOR - 1/2" BED-SCREEN
BL1014          PRIMARY ELUTRIATOR BLOWER                        STERLING SYSTEMS   7075FV (CCWUD)   COMPONENT OF STERLING'S
                                                                                                     3210EL SYSTEM
FS1015          ELUTRIATION VESSEL                               STERLING SYSTEMS   EL32C            IBID - SS - 7" OD INLET ON
                                                                                                     146" STAND
BL1016          SECONDARY ELUTRIATOR BLOWER                      STERLING SYSTEMS   1115 FV (CCWUD)  IBID - PROVIDES FLUIDIZATION
                                                                                                     IN ELUTRIATOR - DISCHARGES
                                                                                                     TO CYCLONE
FS1017          AIR CYCLONE                                      STERLING SYSTEMS   #13              IBID - SS #13 CYCLONE
                                                                                                     w/ SIDE-MOUNTED FILTER HEAD
                                                                                                     - 16" D x 144" LONG
VS1019          DIRTY-FLAKE PICK-UP BIN AND FEED AUGER           CUSTOM                              SS - 6"D x 13' L INCLINED
                                                                                                     AUGER - MARTIN VIBRATOR
                                                                                                     CD 36-250
VS1021          COLD WASH TANK                                   CUSTOM                              SS - 500 GAL. - 6-SECTION
                                                                                                     PRE-WASH
MXM1021A,B,C    COLD WASH TANK MIXERS                            PHILADELPHIA MIXER PG 13            1/3 HP
MXP1021A,B,C,D  COLD WASH TANK PULLERS                           CUSTOM                              PNEUMATIC MIXERS
FS1023          COLD-WASH, DEEP-BED FILTER                       CUSTOM                              SS - 270 GAL - INDEXING,
                                                                                                     REUSABLE FILTER MEDIUM
P1024           COLD WASH FEED PUMP                              CARVER                              1-1/4" x 1-1/2" x 7" SS
                                                                                                     IMPELLER
FS1022          COLD WASH DEWATERING DRYER                       CARTER DAY         D312             10 HP DRYER MOTOR - SS
                                                                                                     FRAME AND ROTOR -
                                                                                                     STELLITED ROTOR
VS1027          INTERMEDIATE FLAKE HOPPER AND AUGER              CUSTOM                              SS - 3.5 CU YD BIN - 6"D x
                                                                                                     22'L INCLINED AUGER AND
                                                                                                     LEVEL CONTROL
VS1030          HOT WASH TANK (1 OF 2)                           CUSTOM                              SS - 390 GAL - STEAM-
                                                                                                     JACKETED - INSULATED
VS1031          HOT WASH TANK (2 OF 2)                           CUSTOM                              SS - 390 GAL - STEAM-
                                                                                                     JACKETED - INSULATED
MXM1030         HOT WASH TANK MIXER (1 OF 2)                     PHILADELPHIA MIXER PG 13            5 HP - SS SHAFT & IMPELLERS
MXM1031         HOT WASH TANK MIXER (2 OF 2)                     PHILADELPHIA MIXER PG 13            5 HP - SS SHAFT & IMPELLERS
FS1032          HOT WASH DEWATERING DRYER                        CARTER DAY         D312             SS FRAME AND ROTOR - 10 HP
                                                                                                     MOTOR
FS1042          HOT WASH-WATER, DEEP-BED FILTER                  CUSTOM                              SS - 270 GAL. - INDEXING,
                                                                                                     REUSABLE, FILTER MEDIUM
P1043           HOT WASH, DEEP-BED FILTER, SUMP PUMP             CARVER                              SS HOUSING AND IMPELLER -
                                                                                                     70 GPM - 5 HP
VS1044          HOT WASH-WATER HEATING RESERVOIR TANK            CUSTOM                              4' W x 6' H x 10' L - SS -
                                                                                                     STEAM-HEATED - INSULATED -
                                                                                                     1200 GAL.
P1044&47        HOT WATER PUMPS                                  WEMCO              FL               3" x 5-1/4" - SS HOUSINGS
                                                                                                     AND IMPELLERS - 60 GMP -
                                                                                                     5 HP DRIVE MOTORS
VS1033          HOT-WASH, CLEAN-FLAKE BIN                        CUSTOM                              SS - 1.5 CU YD
CY1034          HOT-WASH, CLEAN-FLAKE AUGER                      CUSTOM                              SS - 6"D x 8'L - 2500 LB/
                                                                                                     HR - 1 HP MOTOR

                     LINE 7 EQUIPMENT AND MACHINERY LIST

ASSET ID        ASSET NAME                                          MAKE               MODEL            NOTE
------------------------------------------------------------------------------------------------------------------------------------
VS1035          RINSE/SEPARATION TANK                             CUSTOM                              SS - 225 GAL.
MXM1035A&B      RINSE/SEPARATION TANK MIXERS                      PHILADELPHIA MIXER PG 13            SS SHAFTS AND IMPELLERS -
                                                                                                      1 HP DRIVE MOTORS
P1038&39        HYDROCYCLONE PUMPS                                WEMCO              FL               3" x 5-1/5" w/ SS IMPELLERS
FS1036          HYDROCYCLONE SEPARATOR                            KREBS ENGINEERING  D10B-841
FS1037          HYDROCYCLONE SEPARATOR                            KREBS ENGINEERING  D10B-841
FS1040          VIBRATORY FILTER                                  SWECO              LS30S66
FS1041          PRIMARY CLEAN FLAKE SPIN DRYER                    CARTER DAY         D512             SS FRAME AND ROTOR - 10 HP
                                                                                                      DRIVE MOTOR
FS1048          FINAL CLEAN FLAKE SPIN DRYER - AIR ASSISTED       CARTER DAY         D532             SS FRAME AND ROTOR - 20 HP
                                                                                                      DRIVE MOTOR
BL1049          EXHAUST BLOWER                                    TWIN CITY FAN      BC-SW            SIZE 165 - 4800 CFM - 3 HP
                                                                                                      DRIVE MOTOR
FS1049          DRYER BLOWER EXHAUST FILTERS                      CUSTOM                              4 - 15" DIA. FILTER SOCKS
VS1050          INTERMEDIATE DRY FLAKE BIN w/ VIBRATOR & AIRVEYOR STERLING SYSTEMS   SGB-03080        COMPONENT OF STERLING'S
                                                                                                      3210EL SYSTEM - AL -
                                                                                                      30 CU FT
BL1051          CLEAN FLAKE ELUTRIATOR BLOWER                     STERLING SYSTEMS   7075FV (CCWUD)   IBID - 7.5 HP MOTOR
FS1052          CLEAN FLAKE ELUTRIATOR                            STERLING SYSTEMS   EL32C            IBID - SS - 7" INLET NOZZLE
BL1054          CYCLONE BLOWER                                    STERLING SYSTEMS   1115FV           IBID - 15 HP MOTOR
FS1055          ELUTRIATED-WASTE CYCLONE                          STERLING SYSTEMS   #13              IBID - SS - #13 CYCLONE
                                                                                                      w/SIDE MOUNTED FILTER HEAD
FS1056          CYCLONE EXHAUST FILTER                            STERLING SYSTEMS                    IBID - 6 - 16"d x 144" LONG
                                                                                                      FILTER BAGS
VS1053          ELUTRIATED FLAKE RECEIVER                         L - 4 SYSTEMS                       AL - 4W x 4'L x 4' DEEP
                                                                                                      (2.2 CU YD) - w/ LEVEL
                                                                                                      CONTROL & VIBRATOR
FR1099          ELUTRIATED, CLEAN-FLAKE VACUUM TRANSFER SYSTEM    L - R SYSTEMS      VL-500           10 HP w/L-R 36FR003C FILTERS
VS1057          ELUTRIATED, CLEAN-FLAKE SURGE BIN                 L - R SYSTEMS                       7' x 7' x 14'H (5000 LB) -
                                                                                                      AL - HIGH LEVEL SENSOR -
                                                                                                      SIGHT GLASS
FR1100          BLENDING-STATION, VACUUM TRANSFER SYSTEM          L - R SYSTEMS      VL-500           20 HP VACUUM BLOWER
                                                                                                      w/SOUND ENCLOSURE
VS1077A         WEIGH BLENDER - CLEAN FLAKE BIN                   L - R SYSTEMS      WSB-2000 4       L-R ENGR SYSTEM, 36" x 36"
                                                                                                      x 70" AL BIN w/ LEVEL SENSOR
                                                                                                      & 2 CU FT RCVR
VS1077B,C,D     WEIGH BLENDER - ADDITIVE BINS (3)                 L - R SYSTEMS      STOCK            14" x 14" x 48"
SF1079A,B,C,D   VIBRATORY FEEDERS                                 SYNTRON                             FMC #8F-01 8 X 20 AND FMC
                                                                                                      #F-10C VIBRATORY FEEDERS
VS1076          WEIGH HOPPER                                      L - R SYSTEMS      WBS-2000         150 LB CAP-PROGRAMMABLE
                                                                                                      WEIGH SCALE BLENDER
BD1060          CLEAN FLAKE & ADDITIVES RIBBON BLENDER            L - R SYSTEMS      CUSTOM           200 # CAP - AL MIXING
                                                                                                      BARREL w/ 2 HP GEAR DRIVE
                                                                                                      AND MIXING PADDLE
FR1101          EXTRUDER-FEED, VACUUM TRANSFER SYSTEM             L - R SYSTEMS      VL-500           20 HP VACUUM BLOWER
VS1063          EXTRUDER FEED HOPPER                              EGAN               CUSTOM           13 CU FT w/ L-R SYSTEMS
                                                                                                      VPW-500 POWDER RECEIVER
EXM1060         EXTRUDER MOTOR                                    EMERSON            508AT            400 HP DC w/ COOLING BLOWER
                                                                                                      ATTACHMENT
GB1061          EXTRUDER GEAR-BOX                                 EGAN               6H-6026 RH       20 6.1 GEAR RATIO
EX1060          EXTRUDER                                          EGAN                                6"D - 36 1L/D -
                                                                                                      VACUUM-VENTED
SP1074          SCREEN CHANGER                                    KREYENBORG         SWE-200-88/RS    2 BOLT, AUTO-BACKFLUSHING
                                                                                                      TYPE - 206 mm SCREENS
PZ1069          PELLETIZER                                        BERINGER           WRP-12V          WATER-RING TYPE - VARIABLE
                                                                                                      SPEED - 2HP/3600 RPM, MAX
VS1072          PELLET WATER DEWATERING TROUGH                    BERINGER                            PART OF WRP-12V SYSTEM

                                       2

                     LINE 7 EQUIPMENT AND MACHINERY LIST

ASSET ID        ASSET NAME                                          MAKE               MODEL            NOTE
------------------------------------------------------------------------------------------------------------------------------------
FS1071          PELLET DRYER - AIR ASSISTED                      BERINGER                            SS FRAME AND ROTOR -
                                                                                                     2HP/1200 RPM - PART OF
                                                                                                     WRP-12V SYSTEM
VS1085          PELLETIZER SURGE BIN                             L - R SYSTEMS      30"x30"x36"      AL - 1/2" SCREEN - MAGNEETIC
                                                                                                     SCREEN - LEVEL CONTROLLED



                     LINE 8 EQUIPMENT AND MACHINERY LIST

ASSET ID        ASSET NAME                                          MAKE               MODEL            NOTE
------------------------------------------------------------------------------------------------------------------------------------

CY2001        BALE CONVEYOR                                       HUSTLER            B2676 (SER.#)    72" W x 27' L 1/4" plate
                                                                                                      steel belt
BB2002        BALE BRAKER                                         HUSTLER            B2678 (SER. #)   72" W x 72' L
CY2003        VIBRATORY CONVEYOR & PUNCH PLATE SCREEN             HUSTLER            B2681 (SER. #)   60" W x 23' L BED - PUNCH-
                                                                                                      PLATE: 2x10 ROWS
CY2004        RESIDUE SLIDE CONVEYOR                              HUSTLER            B2683 (SER. #)   12" W x 6' L FLAT BELT
                                                                                                      w/ CLEATS
CY2005        CLEATED, INCLINED, RESIDUE CONVEYOR                 HUSTLER            B2685 (SER. #)   12" W x 12' L FLAT BELT
                                                                                                      w/ CLEATS
CY2006        INCLINED, CLEATED, SORTING STATION FEED CONVEYOR    HUSTLER            B2687 (SER. #)   36" W x 20' L BELT w/ MAG.
                                                                                                      HEAD PULLEY
CY2007        SORTING CONVEYOR                                    HUSTLER            B2688 (SER. #)   36" W x 15' L FLAT SLIDE
                                                                                                      BELT - TWO THROW-OUT SHUTES
CY2008        WASTE/BY-PRODUCT SLIDE CONVEYOR                     HUSTLER            B2691 (SER #)    24" W x 20' L FLAT BELT
                                                                                                      (REVERSIBLE)
CY2009        WASTE/BY-PRODUCT BALER FEED CONVEYOR                VALLEY FORGE       700              18" W x 15' L FLAT BELT
                                                                                                      w/ CLEATS
BA2011        WASTE/BY-PRODUCT BALER                              PIQUA              54-40 HD         HYDRAULIC VERTICAL BALER
CY2012        SORTING-LINE TAKE-AWAY CONVEYOR (INCLINED, CLEATED) HUSTLER            B2690 (SER. #)   36" W x 15' L FLAT BELT
                                                                                                      w/ MAG. HEAD PULLEY
CY2012A       SLIDE CONVEYOR                                      CUSTOM                              BRIDGES INCLINED, CLEATED
                                                                                                      CONVEYORS
CY2016        GRANULATOR FEED CONVEYOR (INCLINED, CLEATED)        HUSTLER            B2693 (SER. #)   36" W x 19'-6" L FLAT BELT
                                                                                                      w/ CLEATS
GR2018        GRANULATOR                                          CUMBERLAND         508              100 HP - 1/2" BED-SCREEN -
                                                                                                      3-BLADE ROTOR -
                                                                                                      SOUND-PROOFED
BL2019        DIRTY FLAKE ELUTRIATOR BLOWER                       STERLING SYSTEMS   7075FV (CCWUD)   A COMPONENT OF STERLING'S
                                                                                                      3210EL SYSTEM
FS2020        DIRTY FLAKE ELUTRIATION VESSEL                      STERLING SYSTEMS   EL32C            IBID - SS - 7" OD INLET,
                                                                                                      146" STAND
BL2021        CYCLONE BLOWER                                      STERLING SYSTEMS   1115FV (CCWUD)   IBID - 15 HP BLOWER MOTOR
FS2022        AIR CYCLONE & BAG FILTER                            STERLING SYSTEMS   #13              SS - #13 CYCLONE w/ SIDE
                                                                                                      MOUNTED FILTER HEAD
VS2023        DIRTY FLAKE PICK-UP BIN AND FEED AUGER              CUSTOM                              SS - 3.5 CU YD CAPACITY
                                                                                                      w/ 6"D x 13' L INCLINED
                                                                                                      AUGER
VS2027        HOT WATER WASH TANK (1 OF 2)                        CUSTOM                              SS - 390 GAL. - STEAM
                                                                                                      JACKETED - INSULATED
VS2026        HOT WATER WASH TANK (2 OF 2)                        CUSTOM                              SS - 390 GAL. - STEAM
                                                                                                      JACKETED - INSULATED
MXM2027&28    HOT WATER WASH TANK MIXERS                          PHILADELPHIA MIXER PG 13            SS SHAFT AND IMPELLERS -
                                                                                                      5 HP DRIVE MOTORS
FS2029        HOT WASH DEWATERING DRYER                           CARTER DAY         D312             SS ROTOR AND FRAME -
                                                                                                      STELLITED ROTOR - 10 HP
                                                                                                      DRIVE
FS2045        HOT WASH-WATER, DEEP-BED FILTER                     CUSTOM                              SS - 270 GAL. - INDEXING,
                                                                                                      REUSABLE FILTER MEDIUM
P2046         HOT WASH, DEEP-BED FILTER, SUMP PUMP                CARVER                              70 GPM PUMP - 5 HP MOTOR -
                                                                                                      SS HOUSING & IMPELLER
VS2047        HOT WASH WATER HEATING TANK                         CUSTOM                              SS - STEAM-HEATED -
                                                                                                      INSULATED - 1200 GAL.
P2047&50      HOT WASH WATER PUMPS                                CARVER             FL               3" x 5-1/4" 60 GPM - 5 HP
                                                                                                      MOTOR - SS HOUSING &
                                                                                                      IMPELLER
VS2030        HOT WASH CLEAN FLAKE BIN                            CUSTOM                              SS - 1.5 CU YD
CY2031        HOT WASH CLEAN FLAKE BIN AUGER                      CUSTOM                              SS - 6"D x 8' L - 2500
                                                                                                      LB/HR
VS2032        PRIMARY CLEAN FLAKE RINSE TANK                      CUSTOM                              3' W x 6' L x 3 H, SS -
                                                                                                      260 GAL. - 3 COMP. STATIC-
                                                                                                      SCREEN SEPARATOR
MXM2032A,B,C  PRIMARY RINSE TANK MIXERS                           PHILADELPHIA MIXER PG-13            SS SHAFT AND IMPELLER -
                                                                                                      1/4 HP
P2038         RINSE TANK SUMP PUMP (COMPARTMENT C)                WEMCO              FL               190 GPM - 10 HP - SS HOUSING
                                                                                                      AND IMPELLER
FS2037        HYDROCYCLONE SEPARATOR (COMPARTMENT C)              KREBS ENGINEERING  D108-841


                     LINE 8 EQUIPMENT AND MACHINERY LIST

ASSET ID        ASSET NAME                                          MAKE               MODEL            NOTE
------------------------------------------------------------------------------------------------------------------------------------
FS2044          PRIMARY RINSE SYSTEM SPIN DRYER                     CARTER DAY         D512             SS FRAME AND ROTOR - 10 HP
P2034&36        PRIMARY RINSE SYSTEM SUMP PUMPS (COMPARTMENTS A&B)  WEMCO              FL               190 GPM - 10  HP MOTOR - SS
                                                                                                        HOUSING & IMPELLER
FS2033&35       HYDROCYCLONE SEPARATORS (COMPARTMENTS A&B)          KREBS ENGINEERING  D108-841
FS2039          HEAVIES SPIN DRYER                                  CARTER DAY         D312             SS FRAME AND ROTOR - 10 HP
                                                                                                        DRYER MOTOR
VS2040          SECONDARY, CLEAN-FLAKE RINSE TANK                   CUSTOM                              SS - 200 GAL.
MXM2040         SECONDARY RINSE TANK MIXER                          PHILADELPHIA MIXER PC-13            SS SHAFT AND IMPELLER -
                                                                                                        1/4 HP
P2041           SECONDARY RINSE TANK SUMP PUMP                      WEMCO              FL               190 G PM - 10 HP - SS
                                                                                                        HOUSING AND IMPELLER
FS2042          HYDROCYCLONE SEPARATOR                              KREBS ENGINEERING  D108-841
FS2043          VIBRATORY FILTER                                    SWECO              LS30S66
FS2051          FIRST-STAGE DEWATERING DRYER                        CARTER DAY         D312             SS FRAME AND ROTOR- 10  HP
                                                                                                        MOTOR
FS2052          SECOND-STAGE DEWATERING DRYER                       CARTER DAY         D312             SS FRAME AND ROTOR - 10 HP
                                                                                                        MOTOR
FS2053          FINAL DEWATERING DRYER WITH AIR-ASSIST              CARTER DAY         D532             SS HOUSING AND ROTOR - 15 HP
                                                                                                        MOTOR
BL2053          EXHAUST BLOWER                                      TWIN CITY FAN      BC-SW            SIZE 165; 4800 CFM - 3HP
                                                                                                        w/ 4-15" DIA. FILTER SOCKS
VS2057          INTERMEDIATE DRY FLAKE BIN w/ VIBRATOR & AIRVEYOR   STERLING SYSTEMS   SGB-03060        COMPONENT OF STERLING'S
                                                                                                        3210EL SYSTEM - AL - 30
                                                                                                        CU FT
BL2058          ELUTRIATOR BOWER                                    STERLING SYSTEMS   7075FV (CCWUD)   IBID - 7.5 HP BLOWER MOTOR
FS2059          CLEAN FLAKE ELUTRIATION VESSEL                      STERLING SYSTEMS   EL32C            IBID - SS
BL2060          CYCLONE BLOWER                                      STERLING SYSTEMS   1115FV (CCWUD)   IBID - 15 HP BLOWER
FS2061          ELUTRIATED WASTE CYCLONE                            STERLING SYSTEMS   #13              IBID - SS - #13 CYCLONE
                                                                                                        w/ SIDE MOUNTED FILTER HEAD
FS2062          CYCLONE EXHAUST FILTER                              STERLING SYSTEMS                    IBID - 6 - 16" D x 114"
                                                                                                        LONG FILTER BAGS
VS2063          ELUTRAITED FLAKE RECEIVER                           L - R SYSTEMS      STOCK            AL - 4W x 4'L x 4' DEEP -
                                                                                                        WITH LEVEL CONTROLLERS
FR2104          ELUTRIATED, CLEAN-FLAKE VACUUM TRANSFER SYSTEM      L - R SYSTEMS      VL-500           15 HP VACUUM BLOWER w/ L-R
                                                                                                        36FR003C RCVR
VS2065          ELUTRIATED, CLEAN-FLAKE SURGE BIN                   L - R SYSTEMS      CUSTOM           AL - 7' x 7' x 14' H
                                                                                                        (5000 LB) - HIGH LEVEL
                                                                                                        SENSOR - SIGHT GLASS
FR2105          BLENDING STATION VACUUM TRANSFER SYSTEM             L - R SYSTEMS      VL-500           20 HP VACUUM BLOWER
VS2065A         WEIGH BLENDER - CLEAN FLAKE BIN                     L - R SYSTEMS      CUSTOM           36 CU FT AL HOPPER
                                                                                                        w/ L-R VL-4500/02 VACUUM
                                                                                                        RECVR
VS2065B,C,D     WEIGH BLENDER - ADDITIVE BINS (3)                   L - R SYSTEMS      STOCK            14" x 14" x 48" AL BIN w/
                                                                                                        L-R VPW-400 POWDER RECEIVER
SF2067A,B,C,D   VIBRATORY FEEDERS                                   SYNTRON            BF-01C           FMC #8F-01 8 x 20 AND FMC
                                                                                                        #F-10C VIBRATORY FEEDERS
VS2067          WEIGH HOPPER                                        L - R SYSTEMS      WSB-2000 4       150 LB CAPACITY -
                                                                                                        PROGRAMMABLE
BD2068          CLEAN FLAKE & ADDITIVES RIBBON BLENDER              L - R SYSTEMS      STOCK            200 # CAP - AL MIXING BARREL
                                                                                                        w/ 2 HP GEAR DRIVE & MIXING
                                                                                                        PADDLE
FR2106          EXTRUDER FEED VACUUM TRANSFER SYSTEM                L - R SYSTEMS      VL-500           20 HP VACUUM BLOWER
VS2091          EXTRUDER FEED HOPPER                                EGAN               CUSTOM           13 CU FT CAP w/L-R VPW -
                                                                                                        500 POWDER RECEIVER
EXM2068         EXTRUDER MOTOR                                      EMERSON            508AT            400 HP DC w/ COOLING BLOWER
GB2069          EXTRUDER GEAR-BOX                                   EGAN               6:H-6026 RH      20.6 1 GEAR RATIO
EX2068          EXTRUDER                                            EGAN                                6: - 36 1 LL/D - VACUUM
                                                                                                        VENTED

                     LINE 8 EQUIPMENT AND MACHINERY LIST

ASSET ID        ASSET NAME                                          MAKE               MODEL            NOTE
------------------------------------------------------------------------------------------------------------------------------------
SP2082          SCREEN CHANGER                                  KREYENBORG         SWE-200-88/RS    2-BOLT - AUTO BACKFLUSHING
                                                                                                    TYPE - 205 mm SCREENS
PZ2082          PELLETIZER                                      BERINGER           WRP-12V          WATER RING-TYPE - 2 HP,
                                                                                                    VARIABLE SPEED MOTOR, 3600
                                                                                                    RPM, MAX.
VS2080          PELLET WATER DEWATERING TROUGH                  BERINGER                            COMPONENT OF WRP-12V PACKAGE
FS2079          PELLET DRYER - AIR ASSISTED                     BERINGER                            IBID - SS FRAME AND ROTOR -
                                                                                                    2 HP, 1200 RPM
VS2083          PELLETIZER SURGE BIN                            L - R SYSTEMS      30"x30"x36"H     AL - 1/2" SCREEN - MAGNETIC
                                                                                                    SCREEN - LEVEL CONTROLLED
FS2045A         HOT FILTRATE SIEVE                              HYCOR              HS36/A44         SS CONSTRUCTION

                                                                                                    VENTED

                     PLANT SUPPORT EQUIPMENT AND MACHINERY LIST

ASSET ID        ASSET NAME                                          MAKE               MODEL            NOTE
------------------------------------------------------------------------------------------------------------------------------------
F-2             AUTO BACK-FLUSH FILTER                              YARDNEY            MM3660-3A        (3) 200 GPM MULTI-MEDIA
                                                                                                        FILTERS w/AUTO CONTROLS
F-101           FILTER PRESS                                        PAC PRESS                           MODEL P800E132A-10/15; 15
                                                                                                        CU FT CAP
                FLOWMETER                                           SPARLING                            MODEL FM 621-031-401-0
                                                                                                        SIZE 3
P-103           PROCESS FEED PUMPS                                  MCM                                 3 x 4 x 11
P-109           RECYCLE PUMP                                        BARNES             10 ICU - 1       100GPM 5HP
P-105           FILTER PRESS FEED PUMP                              WARREN RUPP        SA2-A            SANDPIPER TYPE 5; 50 GPM,
                                                                                                        AIR POWERED, DOUBLE
                                                                                                        DIAGRAM PUMP
P-112           SKIM TRANSFER PUMP                                  WARREN RUPP        SA2-A            SANDPIPER TYPE 5; 50 GPM,
                                                                                                        AIR POWERED, DOUBLE DIAGRAM
                                                                                                        PUMP
                RE-USE WATER PUMP (2)                               WEINMAN            3G5-4            250 GPM @ 42 TDH
P-101/2         FEED PUMP                                           GORMAN RUPP        T3A80-B          SELF PRIMING CENTRIFUGAL
                                                                                                        PUMP
T-111           SAMPLE TANK                                         NORWESCO           STOCK            550 GAL. 67" D x 42" H
                                                                                                        POLETHYLENE
T-107           DAF CELL TANK                                       PCE                120              DISSOLVED AIR FILTER
                                                                                                        w/ SKIMMER AND MIXERS MFG
                                                                                                        1/95
                HILLSIDE SCREEN                                     GALA               160 FRS
                SCREW PRESS                                         HYCOR              SPR 260          HELIXPRESS UNIT, SPR 260,
                                                                                                        HYCOR S/N H-0011096
T-101           EQUALIZATION TANK                                   NORWESCO           STOCK            5000 GAL. POLY TANK 102"
                                                                                                        D x 152" H w/ MIXER
A-101           EQ TANK MIXER                                                                           3/4 HP GEAR DRIVE MIXER
                                                                                                        FITS INTO EQ TANK
T-102           EQUALIZATION TANK                                   NORWESCO           STOCK            5000 GAL. POLY TANK 102" D
                                                                                                        x 152" H
T-103           SKIM HOLDING TANK                                   NORWESCO           STOCK            1700 GAL. POLY TANK 87"D x
                                                                                                        72" H
                FACILITY BOILER                                     CLEAVOR BROOKS     C8-700-1505      150 PSI PACKAGED BOILER
                                                                                                        SYSTEM
                FLOOR SCALE                                         GSE                550              PORTABLE FLOOR SCALE
                REFUSE COMPACTOR                                    McCLAIN            40067            HYDRAULIC COMPACTOR FOR A
                                                                                                        42 CU FT REFUSE BOX
                TRUCK SCALE                                         FAIRBANKS          90-161-1         35 TON SCALE
                PLANT AIR SUPPLY COMPRESSOR                         SULLAIR            SRF              (2) SRF 1/4000 AIR
                                                                                                        COMPRESSORS FOR PLANT AIR
                BALE WIRE DICER                                     SWEED              510              CUTS BALE WIRES
                FLOOR SWEEPER                                       POWERBOSS          TSS/80-HD        DRIVING FLOOR MACHINE
                FORK LIFTS (2)                                      TCM                FCG 18N7T
                FORK LIFT                                           TCM                FG20N3T
                FIRE WATER AND SPRINKLER PUMP                       PEERLESS           6AEF14G          13" D IMP 100 HP w/ JOSLYN
                                                                                                        CLARK CONTROL C 38204-4J
                                                                                                        SYSTEM
                COOLING TOWER                                       MARLEY             28144
FR1103          SILO VACUUM TRANSFER SYSTEM                         L - R SYSTEMS      VL-500           15 HP BLOWER MOTOR
                                                                                                        w/ FILTERS
VS1066          15000 LB PELLET SILO                                PEABODY TECHTANK   CUSTOM           12' D x 16' H AL CONST
RA1068          15000 LB SILO ROTARY AIR LOCK                       MEYER & SONS       HD               SIZE 10" x 10" - 1 HP DRIVE
                                                                                                        MOTOR
VS1069          50000 LB PELLET BLENDING SILO                       PEABODY TECHTANK   CUSTOM           11' D x 29' H - AL CONST
                                                                                                        w/ BLENDING TUBE & LEVEL
                                                                                                        SENSOR
FR1102          VACUUM, PELLET RECIRCULATING                        L - R SYSTEMS      VL-500           w/ AIR FILTERS


                     PLANT SUPPORT EQUIPMENT AND MACHINERY LIST

ASSET ID        ASSET NAME                                          MAKE               MODEL            NOTE
------------------------------------------------------------------------------------------------------------------------------------
RA1092          ROTARY AIR LOCK - 50000 LB                          MEYER & SONS       HD               SIZE 10" x 10" - 1 HP DRIVE
                                                                                                        MOTOR
WH1096          PACKAGING SCALE - 50000 LB SILO                     SYNTEST            SP320            BLENDING SILO FITTED WITH
                                                                                                        HI AND LO OUTPUT SLIDE
                                                                                                        VALVES
BL1095          BLOWER - BULK LOADING SYSTEMS                       L - R SYSTEMS      LSP400-30        30 HP MOTOR
FS1107          TRUCK LOADING CYCLONE                               L - R SYSTEMS      750              SS - 3 CU FT CAPACITY
TL1108          RAILCAR LOADING LINES (2)                           CUSTOM                              4" LINES - PEENED
FR2108          SILO VACUUM TRANSFER SYSTEM                         L - R SYSTEMS      VL-500           15 HP VACUUM BLOWER
VS2094          15000 LB PELLET SILO                                PEABODY TECH TANK  CUSTOM           AL CONST - 12' D 16' H
RA2109          15000 LB SILO ROTARY AIR LOCK                       MEYER & SONS       HD               SIZE 10 x 10  1 HP DRIVE
                                                                                                        MOTOR
VS2097          50000 LB PELLET BLENDING SILO                       PEABODY TECHTANK   CUSTOM           11' D x 29' H - AL CONST -
                                                                                                        w/ BLENDING TUBE & LEVEL
                                                                                                        SENSOR
FR2107          VACUUM, PELLET RECIRCULATING                        L - R SYSTEMS      VL-500           15 HP VACUUM BLOWER
RA2100          ROTARY AIR-LOCK - 50000 LB                          MEYER & SONS       HD               1 HP DRIVE MOTOR
WC2103          PACKAGING SCALE - 50000 LB SILO                     SYNTEST            SP320            BLENDING SILO FITTED WITH
                                                                                                        HI AND LO OUTPUT SLIDE
                                                                                                        VALVES

                     LIST OF OBSOLETE EQUIPMENT AND MACHINERY

ASSET ID        ASSET NAME                                          MAKE               MODEL            NOTE
------------------------------------------------------------------------------------------------------------------------------------
FS2055          FLAKE DRYER - AIR ASSISTED                       CARTER DAY         D532             SS FRAME & ROTOR - 15 HP
                                                                                                     MOTOR - NEEDS NEW ROTOR
VS2054          METAL DETECTOR & DIVERTER                        ERIEZ              EZ TEC III       REJECTS AL FROM CLEAN PET
                                                                                    SERIES           FLAKE
SP-1074 (OLD)   SLDE-PLATE SCREEN-CHANGER                        BERINGER           RSL-60           6" BREAKER PLAT - HYDRAULIC
                                                                                                     UNIT - NEEDS NEW INLET
                                                                                                     ADAPTOR
SP-2062 (OLD)   SLDE-PLATE SCREEN-CHANGER                        BERINGER           RSL-60           6" BREAKER PLAT - HYDRAULIC
                                                                                                     UNIT - NEEDS NEW INLET
                                                                                                     ADAPTOR
VS2112          PET FLAKE POLISHING TANK & AUGER                 CUSTOM                              SS - APPROX. 100 GAL. CAP.
SH1009          SHREDDER                                         SHRED TECH         ST-50            2 x 30 HP DRIVE MOTORS -
                                                                                                     NEEDS NEW ROTORS &
                                                                                                     PNEUMATIC CRAMMER
SH2014          SHREDDER                                         SHRED TECH         ST.50            2 x 30 HP DRIVE MOTORS -
                                                                                                     NEEDS NEW MOTORS &
                                                                                                     PNEUMATIC CRAMMER
DM1010          DRUM MAGNET                                      DINGS MAGNETIC     12 x 36 FC DRUM  SCAVENGES FERROMAGNETICS
                                                                                                     FROM SHREDDER OUTPUT
DM2015          DRUM MAGNET                                      DINGS MAGNETIC     12 x 36 FC DRUM  SCAVENGES FERROMAGNETICS
                                                                                                        FROM SHREDDER OUTPUT
